Filed Pursuant to Rule 424b(2)
Registration Statement No. 333-200212

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Debt Securities of UBS AG	$100,000,000	$11,620.00

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT dated December 2, 2014 (To Prospectus dated November 14, 2014)

UBS AG Exchange Traded Access Securities (E-TRACS)

S&P 500 VEQTOR Switch ETN due December 2, 2044

UBS AG $100,000,000 E-TRACS

The UBS AG Exchange Traded Access Securities (E-TRACS) S&P 500 VEQTOR Switch ETN (the “Securities”) are senior unsecured debt securities issued by UBS AG (UBS) that are linked to the performance of the S&P 500 VEQTOR Switch Total Return Index (the “Index”). The Index is a composite index designed for investors that seek to simulate a dynamic portfolio that allocates between U.S. equities and volatility futures based on realized volatility in the U.S. large market capitalization (“U.S. Large Cap”) equity market. The allocation to the equity component is dynamically adjusted exposure to the S&P 500® Total Return Index (the “S&P 500® Index”) with a target equity component volatility of 10%. To the extent the realized volatility of the S&P 500® Index calculated as described under “S&P 500 VEQTOR Switch Total Return Index — Calculation of the Index” exceeds the 10% target, the Index shifts a portion of its allocation to the S&P 500 VIX Futures Long/Short Switch Index (the “Futures Index”), representing volatility, and reduces its exposure to the S&P 500® Index such that the equity component of the Index maintains its 10% volatility target.

The S&P 500® Index is intended to provide a broad performance benchmark for the U.S. equity markets.

The Futures Index is a composite index that seeks to simulate a dynamic portfolio that allocates between cash and VIX futures with the aim of capturing VIX futures roll yields and volatility drops (“short”) and VIX futures upside when volatility spikes (“long”). The VIX futures component of the Futures Index switches between a long and short S&P 500 VIX futures position with a constant one-month maturity. The Futures Index has a constant scale factor of 1/3 on the VIX futures position to mitigate volatility, with the balance of the Futures Index representing cash.

The long or short position in the Futures Index is determined by the curvature of the VIX futures term structure, which is determined as described below under “S&P 500 VEQTOR Switch Total Return Index — Calculation of the Futures Index — Curvature and Weights”. If the term structure is concave, the Futures Index takes a short position in VIX one-month futures, represented by allocation to the S&P 500 VIX Short-Term Futures Inverse Daily Spread Adjusted Index (the “Inverse Spread Index). If the term structure is convex, the Futures Index takes a long position in VIX one-month futures, represented by allocation to the S&P 500 VIX Short-Term Futures Spread Adjusted Index (the “Spread Index” and, together with the Inverse Spread Index, the “Sub-Indices” and each a “Sub-Index”).

Historically, the Futures Index has taken a short position in VIX futures for the majority of the time since the S&P 500 VIX futures curve has more often been concave.

For a more detailed description of the Index, its sub-components and the related methodologies, please see “S&P 500 VEQTOR Switch Total Return Index” beginning on page S-34.

The performance of the Index is reduced by the Fee Amount of 0.95% per annum (as described below).

Investing in the Securities involves significant risks. You may lose some or all of your principal at maturity, early redemption, acceleration, or upon exercise by UBS of its call right if the Index level declines or does not increase by an amount sufficient to offset the combined negative effect of the Fee Amount and the Redemption Fee Amount, if applicable.

The Securities are linked to the performance of the Index and, as a result, will benefit from any positive, but will also be exposed to any negative, performance of the Index. Payment at maturity, upon early redemption, call or acceleration is subject to the credit worthiness of UBS. In addition, the actual or perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, early redemption, call or acceleration. The principal terms of the Securities are as follows:

Issuer:	UBS AG (London Branch)

Initial Trade Date:	December 2, 2014

Initial Settlement Date:	December 5, 2014

Term:	30 years, subject to your right to require UBS to redeem your Securities on any Redemption Date, the UBS Call Right or acceleration upon minimum indicative value, as described below.

Maturity Date:	December 2, 2044, subject to adjustments

No Interest Payments:	We will not pay you interest during the term of the Securities.

See “Risk Factors” beginning on page S-17 for additional risks related to an investment in the Securities.

Neither the Securities and Exchange Commission or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

UBS Investment Bank	(cover continued on next page)

Prospectus Supplement dated December 2, 2014

Principal Amount:	$25.00 per Security

Underlying Index:	The return on the Securities is linked to the S&P 500 VEQTOR Switch Total Return Index, which is a composite index that is designed for investors that seek to simulate a dynamic portfolio that allocates between U.S. equities and volatility futures based on realized volatility in the U.S. Large Cap equity market. The allocation to the equity component is dynamically adjusted exposure to the S&P 500® Index with a target equity component volatility of 10%. The S&P 500® Index is intended to provide a broad performance benchmark for the U.S. equity markets. To the extent the realized volatility of the S&P 500® Index calculated as described under “S&P 500 VEQTOR Switch Total Return Index — Calculation of the Index” exceeds the 10% target, the Index shifts a portion of its allocation to the Futures Index, representing volatility, and reduces its exposure to the S&P 500® Index such that the equity component of the Index maintains its 10% volatility target. The Futures Index is a composite index that seeks to simulate a dynamic portfolio that allocates between cash and VIX futures with the aim of capturing VIX futures roll yields and volatility drops (“short”) and VIX futures upside when volatility spikes (“long”). The VIX futures component switches between a long and short S&P 500 VIX futures position with a constant one-month maturity. The Futures Index has a constant scale factor of 1/3 on the VIX futures position to mitigate volatility, with the balance of the Futures Index representing cash. The long or short position is determined by the curvature of the VIX futures term structure, which is determined as described below under “S&P 500 VEQTOR Switch Total Return Index — Calculation of the Futures Index — Curvature and Weights”. If the term structure is concave, the Futures Index takes a short position in VIX one-month futures, represented by allocation to the Inverse Spread Index. If the term structure is convex, the Futures Index takes a long position in VIX one-month futures, represented by allocation to the Spread Index. Historically the Futures Index has taken a short position in VIX futures for the majority of the time since the S&P 500 VIX futures curve has more often been concave. The Sub-Indices are composed of first and second month futures contracts on the VIX Index and are intended to simulate a long or short position in those contracts. The Sub-Indices are rolling indices, each of which rolls continuously from the first month to the second month and maintains a constant one-month maturity. As described in more detail below, the Sub-Indices operate by adjusting the returns of the S&P 500 VIX Short-Term Futures Index (the “Short-Term VIX Index”), which evaluates index value at the last price of the two futures contracts, by instead evaluating index values at mid-price throughout the day, and adjusting end-of-day returns with the bid/ask spread. The Spread Index sells the first month futures at “bid” (the highest price a buyer is willing to pay) and buys the second month futures at “ask” (the lowest price a seller is willing to sell for), while the Inverse Spread Index buys the first month futures at ask and sells the second month futures at bid.

Early Redemption:	Subject to the minimum redemption amount of 50,000 Securities, your compliance with the procedures described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and the potential postponements and adjustments as described under “Specific Terms of the Securities — Market Disruption Event”, you may elect to require UBS to redeem your Securities, in whole or in part, on any Redemption Date prior to the Maturity Date. The first Redemption Date will be December 11, 2014 and the final Redemption Date will be November 25, 2044. Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the Current Principal Amount as of the applicable Valuation Date, minus the Redemption Fee Amount as of the applicable Valuation Date. If the amount so calculated is less than zero, the payment upon your exercise of redemption will be zero. We refer to this cash payment as the “Redemption Amount.”

Redemption Fee Amount:	As of any Valuation Date, an amount per Security equals the product of (i) 0.125% and (ii) the Current Principal Amount as of such Valuation Date.

UBS Call Right:	On any Trading Day on or after December 3, 2015 through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than ten calendar days prior to the Call Settlement Date. Upon early redemption in the event UBS exercises this right, you will receive on the Call Settlement Date a cash payment equal to the Current Principal Amount as of the applicable Valuation Date. If the amount so calculated is less than zero, the payment upon exercise of the Call Right will be zero. We refer to this cash payment as the “Call Settlement Amount.”

(cover continued on next page)

Acceleration upon Minimum Indicative Value:	If, at any time, the indicative value on any Index Business Day (i) equals $5.00 or less or (ii) decreases in value at least 60% as compared to the closing indicative value on the previous Trading Day (each such date, an “Acceleration Date”), all issued and outstanding Securities will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value would later exceed $5.00 or increase from the -60% level on such Acceleration Date or any subsequent Index Business Day) for a cash payment equal to the Current Principal Amount calculated on and as of the Acceleration Date. We refer to this cash payment as the “Acceleration Amount.”

Cash Settlement Amount at Maturity:	On the Maturity Date, you will receive a cash payment per Security equal to the Current Principal Amount as of the Final Valuation Date.

Valuation Dates:	The applicable Valuation Date means (i) with respect to an early redemption, the third Index Business Day prior to the related Redemption Date, which day is also the first Index Business Day following the date that a Redemption Notice and Redemption Confirmation are delivered in compliance with the redemption procedures, (ii) with respect to UBS’s exercise of its “Call Right,” the third Trading Day prior to the Call Settlement Date, (iii) with respect to an acceleration upon minimum indicative value, the Acceleration Date, and (iv) with respect to the Maturity Date, the Final Valuation Date. The “Final Valuation Date” will be the Trading Day that falls on November 29, 2044. If any of the applicable Valuation Dates, including the Final Valuation Date, are not a Trading Day, then such Valuation Date or Final Valuation Date will be the next succeeding Trading Day, not to exceed three Trading Days. “Specific Terms of the Securities — Market Disruption Event” on page S-64.

Daily Index Factor:	The Daily Index Factor on any Index Business Day will equal (i) the Index Closing Level on such Index Business Day divided by (ii) the Index Closing Level on the immediately preceding Index Business Day. The Daily Index Factor will equal one on any calendar day that is not an Index Business Day.

Index Closing Level:	The closing level of the Index as reported on Bloomberg L.P.

Current Principal Amount:	On the Initial Trade Date, the Current Principal Amount is equal to $25.00 per Security. For each subsequent calendar day, the Current Principal Amount will equal:

(Current Principal Amount on the previous calendar day × Daily Index Factor) - Fee Amount

Fee Amount:	The Securities are subject to a “Fee Amount” per Security equal to 0.95% per annum. On the Initial Trade Date, the Fee Amount is equal to zero. On each subsequent calendar day, the Fee Amount equals the product of (i) 0.95% divided by 365 times (ii) the Current Principal Amount on the previous calendar day.

Index Calculation Agent:	Standard & Poor’s Financial Services LLC

Security Calculation Agent:	UBS Securities LLC

Listing:	The Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca under the symbol “VQTS”. There can be no assurance that an active secondary market will develop; if it does, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Index Symbol:	SPVQSTR (Bloomberg)

Intraday Indicative Value Symbol of the Securities	VQTSIV <INDEX> (Bloomberg); ^VQTS-IV (Yahoo! Finance)

CUSIP Number:	90274D 705

ISIN Number:	US90274D7057

On the Initial Trade Date, we sold $25,000,000 aggregate Principal Amount of Securities to UBS Securities LLC at 100% of their stated Principal Amount. After the Initial Trade Date, from time to time we may register additional Securities and sell them at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price at which the Securities are sold to the public, less any commissions paid to UBS Securities LLC. UBS Securities LLC may charge normal commissions in connection with any purchase or sale of the Securities and may receive a portion of the Annual Tracking Fee. Please see “Supplemental Plan of Distribution” on page S-78 for more information.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of the Securities. In addition, UBS Securities LLC or another of our affiliates may use this prospectus supplement and the accompanying prospectus in market-making transactions in any Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this prospectus supplement and the accompanying prospectus are being used in a market-making transaction.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

The UBS AG Exchange Traded Access Securities (E-TRACS) being offered as described in this prospectus supplement and the accompanying prospectus constitute one offering in a series of offerings of UBS AG E-TRACS exchange-traded notes. We are offering and may continue to offer from time to time E-TRACS linked to different underlying indices and with the same or different terms and conditions, relative to those set forth in this prospectus supplement. You should be sure to refer to the prospectus supplement for the particular offering of E-TRACS in which you are considering an investment.

This prospectus supplement contains the specific financial and other terms that apply to the securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series A, are described under “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. The contents of any website referred to in this prospectus supplement are not incorporated by reference in this prospectus supplement or the accompanying prospectus.

You may access the accompanying prospectus dated November  14, 2014 at:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514413375/d816529d424b3.htm

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus Supplement

Prospectus Supplement Summary	S-1
Hypothetical Examples	S-11
Risk Factors	S-17
S&P 500 VEQTOR Switch Total Return Index	S-34
Valuation of the Index and the Securities	S-58
Specific Terms of the Securities	S-60
Use of Proceeds and Hedging	S-70
Material U.S. Federal Income Tax Consequences	S-71
Benefit Plan Investor Considerations	S-76
Supplemental Plan of Distribution	S-78
Conflicts of Interest	S-78
Notice of Early Redemption	A-1
Broker’s Confirmation of Redemption	B-1

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	7
Swiss Regulatory Powers	10
Use of Proceeds	11
Description of Debt Securities We May Offer	12
Description of Warrants We May Offer	32
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	55
U.S. Tax Considerations	58
Tax Considerations Under the Laws of Switzerland	69
Benefit Plan Investor Considerations	71
Plan of Distribution	73
Conflicts of Interest .	75
Validity of the Securities	76
Experts	76

i

Prospectus Supplement Summary

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before purchasing the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

What are the Securities?

The Securities are senior unsecured medium-term notes issued by UBS with a return linked to the level of the Index, which is a composite index that is designed for investors that seek to simulate a dynamic portfolio that allocates between U.S. equities and volatility futures based on realized volatility in the U.S. Large Cap equity market. The allocation to the equity component is dynamically adjusted exposure to the S&P 500® Index with a target equity component volatility of 10%. To the extent the realized volatility of the S&P 500® Index calculated as described under “S&P 500 VEQTOR Switch Total Return Index — Calculation of the Index” exceeds the 10% target, the Index shifts a portion of its allocation to the Futures Index, representing volatility, and reduces its exposure to the S&P 500® Index such that the equity component of the Index maintains its 10% volatility target. The Futures Index is a composite index that seeks to simulate a dynamic portfolio that allocates between cash and VIX futures with the aim of capturing VIX futures roll yields and volatility drops (“short”) and VIX futures upside when volatility spikes (“long”). The VIX futures component switches between a long and short S&P 500 VIX futures position with a constant one-month maturity. The Futures Index has a constant scale factor of 1/3 on the VIX futures position to mitigate volatility, with the balance of the Futures Index representing cash. The long or short position is determined by the curvature of the VIX futures term structure, which is determined as described below under “S&P 500 VEQTOR Switch Total Return Index — Calculation of the Futures Index — Curvature and Weights”. If the term structure is concave, the Futures Index takes a short position in VIX one-month futures, represented by allocation to the Inverse Spread Index. If the term structure is convex, the Futures Index takes a long position in VIX one-month futures, represented by allocation to the Spread Index. Historically the Futures Index has taken a short position in VIX futures for the majority of the time since the S&P 500 VIX futures curve has more often been concave. The Sub-Indices are composed of first and second month futures contracts on the VIX Index and are intended to simulate a long or short position in those contracts. The Sub-Indices are rolling indices, each of which rolls continuously from the first month to the second month and maintains a constant one-month maturity. As described in more detail below, the Sub-Indices operate by adjusting the returns of the S&P 500 VIX Short-Term Futures Index (the “Short-Term VIX Index”), which evaluates index value at the last price of the two futures contracts, by instead evaluating index values at mid-price throughout the day, and adjusting end-of-day returns with the bid/ask spread. The Spread Index sells the first month futures at “bid” (the highest price a buyer is willing to pay) and buys the second month futures at “ask” (the lowest price a seller is willing to sell for), while the Inverse Spread Index buys the first month futures at ask and sells the second month futures at bid. The Index, the S&P 500® Index, the Futures Index and the Sub-Indices were each created by Standard & Poor’s Financial Services LLC (“S&P” or the “Index Sponsor”). The Index Sponsor calculates the level of the Index daily when both the S&P 500® Index and the Futures Index are calculated.

Historical information presented in this prospectus supplement is as of November 28, 2014, and is furnished as a matter of information only. Estimated historical and historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from estimated historical and historical performance, either positively or negatively.

The graph below is based on the levels of the Index, the S&P 500® Index, and the S&P 500 Dynamic VEQTOR Index.*

*	The data for the Index for the period prior to its inception on November 17, 2014 is estimated and is derived by using the Index’s calculation methodology with historical prices. Prior to October 10, 2014, the bid and ask prices used in the calculation of the Sub-Indices (and therefore in the calculation of the Futures Index and the Index) were the last bid and ask prices rather than the bid and ask prices at 4:00 p.m. EST. The data for the S&P 500 Dynamic VEQTOR Index Total Return for the period prior to its inception on November 18, 2009 is estimated and is derived by using the S&P 500 Dynamic VEQTOR Index Total Return’s calculation methodology with historical prices.

For a detailed description of the Index, including additional estimated historical and historical information, see “S&P 500 VEQTOR Switch Total Return Index” beginning on page S-34.

Unlike ordinary debt securities, the Securities do not guarantee any return of principal at maturity, call, acceleration or upon early redemption.

The Securities do not guarantee any return of principal at, or prior to, maturity, call, acceleration, or upon early redemption. Instead, at maturity, you will receive a cash payment equal to the Current Principal Amount as of the Final Valuation Date. If the amount calculated above is less than zero, the payment at maturity will be zero. You may lose some or all of your principal at maturity, if the level of the Index, which measures the return from allocating between the S&P 500® Index (based on the realized volatility of the S&P 500® Index) and the Futures Index, declines or does not increase by an amount sufficient to offset the negative effect of the Fee Amount. See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-60.

We will not pay you interest during the term of the Securities.

At maturity, call, acceleration or upon early redemption, you will receive a cash payment per Security equal to the Current Principal Amount, which will be calculated on the Final Valuation Date or applicable Valuation Date, as the case may be, and based on the Index Closing Level. On any Redemption Date, you will receive the Current Principal Amount minus the Redemption Fee Amount.

Current Principal Amount: On the Initial Trade Date, the Current Principal Amount is equal to $25.00 per Security. For each subsequent calendar day, the Current Principal Amount will equal:

(Current Principal Amount on the previous calendar day × Daily Index Factor) - Fee Amount

Daily Index Factor: The Daily Index Factor on any Index Business Day will equal (i) the Index Closing Level on such Index Business Day divided by (ii) the Index Closing Level on the immediately preceding Index Business Day. The Daily Index Factor will equal one on any calendar day that is not an Index Business Day.

For purposes of calculating the Current Principal Amount at maturity, call, acceleration or upon early redemption, the Daily Index Factor will be determined as of the Final Valuation Date or corresponding Valuation Date, as the case may be.

Fee Amount: The Securities are subject to a “Fee Amount” per Security equal to 0.95% per annum. On the Initial Trade Date, the Fee Amount is equal to zero. On each subsequent calendar day, the Fee Amount equals the product of (i) 0.95% divided by 365 times (ii) the Current Principal Amount on the previous calendar day. If such day is not an Index Business Day, the Current Principal Amount will be calculated as of the immediately preceding Index Business Day.

The Securities are not suitable for all investors.

The Securities are not suitable for all investors. In particular, the Securities should be purchased only by investors who understand volatility and the consequences of seeking to allocate between a long position in the S&P 500® Index and a long or short position in VIX futures with a constant one-month maturity. Due to the weighting mechanism that determines the allocation between the equity component and the volatility component of the Index, at times an investment in the Securities may be heavily allocated to volatility in the form of VIX futures. For example, if the realized volatility of the S&P 500® Index is calculated to be 20%, the Index will allocate 50% to the Futures Index. Investors in the Securities should therefore understand and be aware of the risks of investing in volatility.

The Securities are subject to the negative effect of the Fee Amount, which can negatively affect returns. The amount you receive at maturity, call, acceleration or upon an earlier redemption will be contingent upon the level of the Index, which measures the return from allocating between the S&P 500® Index (based on the realized volatility of the S&P 500® Index) and the Futures Index, during the term of the Securities. There is no guarantee that you will receive at maturity, call, acceleration or upon an earlier redemption your initial investment back or any return on that investment.

The value of the Securities is linked to the Index, which reflects the performance of the S&P 500® Index and the Futures Index.

Your investment in the Securities is linked to the level of the Index, which measures the return from allocating between the S&P 500® Index (based on the realized volatility of the S&P 500® Index) and the Futures Index, which takes either a long or short position in S&P 500 VIX futures with a constant one-month maturity, as determined by the curvature of the VIX futures term structure, taking a long position when the curvature is convex and a short position when the curvature is concave. The return from a “long” position is measured by the performance of the Spread Index, while the return from a “short” position is measured by the performance of the Inverse Spread Index. Subject to the combined negative effect of the Fee Amount and the Redemption Fee Amount, as applicable, the value of your Securities will generally appreciate as the level of the S&P 500® Index and the level of the Sub-Index to which the Futures Index is allocated increases, as reflected in the level of the Index, and will decrease in value as the level of the S&P 500® Index and the Sub-Index to which the Futures Index is allocated decreases, as reflected in the level of the Index. However, there is no guarantee that the calculation of the realized volatility of the S&P 500® Index will correctly predict how to allocate between the S&P 500® Index and the Futures Index. For example, if the realized volatility is higher than 10%, the Index will allocate less than 100% to the S&P 500® Index. If the S&P 500® Index increases in value despite the realized volatility being in excess of 10%, your return may be less than if you had invested in a security linked only to the S&P 500® Index. In addition, the curvature of the VIX futures term structure may not correctly predict when the Futures Index should allocate to the Spread Index or the Inverse Spread Index, as applicable. For example, there is no guarantee that the level of the Spread Index will increase while the curvature of the VIX futures term structure is convex, or that the level of the Inverse Spread Index will increase while the curvature of the VIX futures term structure is concave. You may lose some or all of your investment if the level of the Spread Index decreases while the curvature of the VIX futures term structure is convex or if the level of the Inverse Spread Index decreases while the curvature of the VIX futures term structure is concave, which, in turn, will cause the level of the Futures Index to decline over the term of your Securities, reducing your return on the portion of the Index allocated to volatility.

Early Redemption

Subject to a minimum redemption amount of at least 50,000 Securities, your compliance with the procedures described below and the potential postponements and adjustments as described under “Specific Terms of the Securities — Market Disruption Event,” you may elect to require UBS to redeem your Securities, in whole or in part, on any Redemption Date prior to the Maturity Date. The first Redemption Date will be December 11, 2014 and the final Redemption Date will be November 25, 2044. If you redeem your Securities, you will receive a cash payment equal to the Redemption Amount, as defined below. You must comply with the redemption procedures described below in order to redeem your Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the Current Principal Amount as of the applicable Valuation Date, minus the Redemption Fee Amount as of the applicable Valuation Date. We refer to this cash payment as the “Redemption Amount.” If the amount so calculated is less than zero, the payment upon early redemption will be zero.

You may lose some or all of your investment upon early redemption, if the level of the Index, which measures the return from allocating between the S&P 500® Index (based on the realized volatility of the S&P 500® Index) and the Futures Index, declines or does not increase by an amount sufficient to offset the negative effect of the Fee Amount and the Redemption Fee Amount.

See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-61 and “— Redemption Procedures” beginning on page S-62.

For any early redemption, the applicable “Valuation Date” means the third Index Business Day prior to the related Redemption Date, which day is also the first Index Business Day following the date on which you deliver a redemption notice to UBS in compliance with the redemption procedures. The applicable “Redemption Date” means the third Index Business Day following the corresponding Valuation Date (other than the Final Valuation Date) or, if such day is not a Business Day, the next following Index Business Day that is also a Business Day.

For a detailed description of the redemption procedures applicable to an early redemption, see “Specific Terms of the Securities — Redemption Procedures” beginning on page S-62.

UBS’s Call Right

On any Trading Day on or after December 3, 2015 through and including the Maturity Date, UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than ten calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises this right, you will receive a cash payment equal to the Current Principal Amount as of the Valuation Date. We refer to this cash payment as the “Call Settlement Amount.” In the event UBS exercises its Call Right, the applicable “Valuation Date” means the third Trading Day prior to the Call Settlement Date. See also “Description of the Debt Securities We May Offer — Redemption and Payment” in the attached prospectus.

You may lose some or all of your investment upon UBS’ exercise of its Call Right, if the level of the Index, which measures the return from allocating between the S&P 500® Index (based on the realized volatility of the S&P 500® Index) and the Futures Index, declines or does not increase by an amount sufficient to offset the negative effect of the Fee Amount. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-63.

Acceleration Upon Minimum Indicative Value

If, at any time, the indicative value on any Index Business Day (i) equals $5.00 or less or (ii) decreases in value at least 60% as compared to the closing indicative value on the previous Trading Day (each such date, an “Acceleration Date”), all issued and outstanding Securities will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value would later exceed $5.00 or increase from the -60% level on such Acceleration Date or any subsequent Index Business Day) for a cash payment equal to the Current Principal Amount on the Acceleration Date (the “Acceleration Amount”). The Acceleration Amount will be paid to Securities holders on the third Trading Day after the Acceleration Date (the “Acceleration Settlement Date”).

Selected Risk Considerations

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page S-17.

➢

You may lose some or all of your principal — The Securities are exposed to any decline in the level of the Index caused by any daily decrease in the level of the S&P 500® Index or of the Futures Index (which takes either a long or short position in S&P 500 VIX futures with a constant one-month maturity, as determined by the curvature of the VIX futures term structure, taking a long position when the curvature is convex and a short position when the curvature is concave). Because the negative effect of the Fee Amount, and the Redemption Fee Amount, if applicable, reduces your final payment, any increase in the Index level, which measures the return from allocating between the S&P 500® Index (based on the realized volatility of the S&P 500® Index) and the Futures Index, over the term of the Securities will need to be sufficient to offset the negative effect of the Fee Amount, and the Redemption Fee Amount, if applicable, in order for you to receive an aggregate amount over the term of the Securities equal to your initial investment in the Securities. If the level of the Index, as affected by the allocation between the S&P 500® Index and the Futures Index, is insufficient to offset the negative effect of the Fee Amount, and the Redemption Fee Amount, if applicable, over the relevant period, you will lose some or all of your investment at maturity, call, acceleration or upon early redemption.

➢

The realized volatility of the S&P 500® Index, calculated as described under “S&P 500 VEQTOR Switch Total Return Index — Calculation of the Index” may not always correlate with the performance of the S&P 500® Index and the Futures Index in a manner that will result in an increase in the level of the Index — The Securities are linked to the level of the Index, which, in turn, allocates between equity (represented by the S&P 500® Index) and volatility (represented by the Futures Index) based on realized volatility in the U.S. Large Cap equity market. The Index has a target realized volatility for its equity component of 10%. When realized volatility is 10% or less, the Index allocates 100% to the S&P 500® Index. When realized volatility exceeds 10%, the Index allocates a portion to the S&P 500® Index and the remainder to the Futures Index. We expect the value of the Securities to increase as the level of the Index increases, which will be, generally, when (i) the S&P 500® Index increases in value, especially during periods of low volatility; or (ii) the Futures Index increases in value while realized volatility is greater than 10%, resulting in an allocation to the Futures Index (assuming any decrease in the S&P 500® Index during such time doesn’t outweigh the Futures Index increase.) There can be no assurance, however, that the performance of the S&P 500® Index or the Futures Index will correlate with realized volatility in a manner that causes the level of the Index to increase. For example, the level of the S&P 500® Index may decrease during a period when realized volatility is 10% or less, resulting in the Index allocating 100% to the S&P 500® Index during a period when it is decreasing in value, which will, in turn, cause the level of the Index to decrease. If the S&P 500® Index decreases during a period when realized volatility exceeds 10%, the Index may decline at a lower rate because a portion of the Index is allocated to the volatility component instead of being 100% allocated to the S&P 500® Index. However, the Futures Index, and therefore, the Index, may allocate to short S&P 500 VIX futures positions (the Inverse Spread Index) at a time when VIX futures are appreciating, or it may allocate to long S&P 500 VIX futures positions (the Spread Index) at a time when VIX futures are declining. Therefore, if realized volatility of the S&P 500® Index is greater than 10% such that the Index allocates to both the S&P 500® Index and the Futures Index, then any decline in the S&P 500® Index may not be mitigated or offset by the performance of the Futures Index, which may also be declining at that time. In addition, as described in more detail under “S&P 500 VEQTOR Switch Total Return Index — Calculation of the Futures Index — Curvature and Weights”, the Futures Index will not “flip” between the long and short position without observing 3 consistent signals as to the curvature of the VIX futures term structure, so the allocation of the Index on a given Trading Day may not correspond to the curvature of the VIX futures term structure. For example, the curvature of the VIX futures term structure may be convex on a given Trading Day, but the Index will not allocate to the long position unless three consistent “convex” signals have been observed. There is no guarantee that such signals will correlate with the performance of the Sub-Indices in a manner that results in an increase in the level of the Futures Index, causing an increase in the value of the Index and therefore of the Securities. In addition, there is no guarantee that the past curvature of the VIX futures term structure, which is used to determine whether to allocate to the Spread Index or the Inverse Spread Index, will correctly determine which Sub-Index to allocate to. You may lose some or all of your investment if the level of the S&P 500® Index decreases or if the level of the Futures Index decreases during a period when realized volatility is greater than 10%, which, in turn, will cause the level of the Index to decline over the term of your Securities. It is possible that the dynamic allocation between the equity and volatility components could produce a lower investment return than a simple investment in the equity component alone. Accordingly, there is no assurance that the Index will outperform any alternative strategy that might be employed with respect to the equity and volatility components.

➢	Market and volatility risk — The return on the Securities, which may be positive or negative, is directly linked to the level of the Index, which, in turn, measures the return from allocating between the S&P 500® Index (based on the realized volatility of the S&P 500® Index) and the Futures Index, which takes either a long or short position in S&P 500 VIX futures with a constant one-month maturity, as determined by the curvature of the VIX futures term structure, taking a long position when the curvature is convex and a short position when the curvature is concave. The performance of the S&P 500® Index is based on the prices of the constituent equity securities. The performance of the Futures Index and each of the Sub-Indices is based on the prices of one or more futures contracts on the VIX Index, which measures the 30-day forward volatility of the S&P 500® Index as calculated based on the prices of certain put and call options on the S&P 500® Index. The level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index are each affected by a variety of factors and may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of each Sub-Index, the Futures Index, the Index and the value of your Securities in unforeseeable ways.

➢

Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity, call, acceleration or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call, acceleration or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities.

➢

A trading market for the Securities may not develop — Although the Securities have been approved for listing on NYSE Arca, subject to official notice of issuance, a trading market for the Securities may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of the Securities shown on the cover of this prospectus supplement. We may suspend or cease sales of the Securities at any time, at our discretion. Therefore, the liquidity of the Securities may be limited.

➢	No interest payments from the Securities — You will not receive any interest payments on the Securities.

➢

Minimum redemption amount — You must elect to redeem at least 50,000 Securities for UBS to repurchase your Securities, unless we determine otherwise or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement and there can be no assurance that they can or will do so. Therefore, the liquidity of the Securities may be limited.

➢

Your redemption election is irrevocable — You will not be able to rescind your election to redeem your Securities after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the applicable Valuation Date.

➢

Potential automatic acceleration — In the event the indicative value of the Securities (i) equals $5.00 or less on any Index Business Day or (ii) decreases in value at least 60% as compared to the closing indicative value on the previous Trading Day, the Securities will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Acceleration Amount.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

➢

UBS’s Call Right — UBS may elect to redeem all outstanding Securities on any Trading Day on or after December 3, 2015 as described under “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-63. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the Securities.

The Securities may be a suitable investment for you if:

➢

You are willing to accept the risk of market fluctuations in general and fluctuations in the performance of the S&P 500® Index in particular and the risk of fluctuations in volatility in general and in the prices of futures contracts on the VIX Index in particular.

➢

You seek, and understand the consequences of, an investment with a return linked to the level of the Index, which measures the return from allocating between the S&P 500® Index (based on the realized volatility of the S&P 500® Index) and the Futures Index, which takes either a long or short position in S&P 500 VIX futures with a constant one-month maturity, as determined by the curvature of the VIX futures term structure, taking a long position when the curvature is convex and a short position when the curvature is concave.

➢

You believe the level of the Index, which measures the return from allocating between the S&P 500® Index (based on the realized volatility of the S&P 500® Index) and the Futures Index, will increase by an amount sufficient to offset the cumulative effect of the Fee Amount and any Redemption Fee Amount.

➢	You are willing to accept the risk that you may lose some or all of your investment.

➢	You are willing to hold securities that are subject to the UBS Call Right, on any Trading Day on or after December 3, 2015.

➢	You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

➢	You are willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢	You do not seek current income from your investment.

➢	You are not seeking an investment for which there will be an active secondary market.

The Securities may not be a suitable investment for you if:

➢

You do not seek, or do not understand the consequences of, an investment with a return linked to the level of the Index, which measures the return from allocating between the S&P 500® Index (based on the realized volatility of the S&P 500® Index) and the Futures Index, which takes either a long or short position in S&P 500 VIX futures with a constant one-month maturity, as determined by the curvature of the VIX futures term structure, taking a long position when the curvature is convex and a short position when the curvature is concave.

➢

You believe that the level of the Index, which measures the return from allocating between the S&P 500® Index (based on the realized volatility of the S&P 500® Index) and the Futures Index, will decline during the term of the Securities or any increase in the level of the Index over the term of the Securities will not be sufficient to offset the negative effect of the Fee Amount, and any Redemption Fee Amount.

➢	You are not willing to accept the risk that you may lose some or all of your investment.

➢	You are not willing to hold securities that are subject to the UBS Call Right, on any Trading Day on or after December 3, 2015.

➢	You are not comfortable with the creditworthiness of UBS, as issuer of the Securities.

➢	You are not willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢	You prefer the lower risk and therefore accept the potentially lower returns of fixed-income investments with comparable maturities and credit ratings.

➢	You seek current income from your investment.

➢	You seek an investment for which there will be an active secondary market.

Who calculates and publishes the Index?

The level of the Index is calculated by S&P and disseminated by NYSE approximately every fifteen seconds (assuming the level of the Index has changed within such fifteen-second interval) from 9:30 a.m. to 4:00 p.m., New York City time, and a daily level for the Index is published at approximately 5:00 p.m., New York City time, on each Index Business Day. Index information, including the Index level, is available from NYSE and Bloomberg L.P. (“Bloomberg”) under the symbol “SPVQSTR”. The historical performance of the Index is not indicative of the future performance of the Index or the Securities, or the level of the Index or the Current Principal Amount of the Securities on the Final Valuation Date or applicable Valuation Date, as the case may be.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” on page S-71.

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the Index. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount realized and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you held your Securities for more than one year.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that the Securities could be treated for tax purposes in an alternative manner described under “Material U.S. Federal Income Tax Consequences” on page S-70.

The Internal Revenue Service (“IRS”) released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the Securities should be required to accrue ordinary income on a current basis, whether additional gain or loss upon the sale or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts, and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Securities. The outcome of this process is uncertain.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. We intend to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” on page S-71 unless and until such time as there is a change in law or the Treasury Department or IRS determines that some other treatment is more appropriate.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Hypothetical Examples

Hypothetical Payment at Maturity or Call, or upon Early Redemption

The following examples illustrate how the Securities would perform at maturity or call, or upon early redemption, in hypothetical circumstances. They are purely hypothetical and are provided for illustrative purposes only. They should not be taken as an indication or prediction of future investment results. If you sell your Securities in the secondary market prior to the Maturity Date, your return will depend on the market value of your Securities at the time of sale, which may be affected by a number of other factors not reflected in the tables below. See “Risk Factors” on page S-17 for further information. The hypothetical examples below do not take into account the effects of any applicable taxes.

In Example 1, the level of the Index increases at a constant rate of .025% per day for 30 days. In Example 2, the level of the Index increases at a constant rate of .025% per day for the first 15 days, and then decreases at a constant rate of .025% per day for the next 15 days. In Example 3, the level of the Index decreases at a constant rate of .025% per day for the first 15 days, and then increases at a constant rate of ..025% per day for the next 15 days. In Example 4, the level of the Index decreases at a constant rate of .025% per day for 30 days. For ease of analysis and presentation, the following examples also assume that the term of the Securities is 30 days and that no acceleration upon minimum indicative value has occurred. These examples highlight the impact of the Fee Amount on the payment at maturity or call, or upon early redemption, under different circumstances. The figures in these examples have been rounded for convenience.

The following assumptions are used in each of the six examples:

➢	the initial index level for the Index is 1000.00;

➢	the Current Principal Amount on the first day is $25.00; and

➢	the Fee Amount is calculated on an actual/365 basis.

Hypothetical Examples

Example 1

Day	Index End Level	Index Performance Ratio	Fee Amount*	Current Principal Amount	Redemption Amount
A	B	C	D	E	F
			(previous Current Principal Amount x Fee Amount x Act/365)		(E - (E x Redemption Fee Amount))
1	1002.50	1.0025	0.0006523	25.0618	25.0305
2	1005.01	1.0025	0.0006539	25.1238	25.0924
3	1007.52	1.0025	0.0006555	25.1860	25.1545
4	1010.04	1.0025	0.0006572	25.2483	25.2167
5	1012.56	1.0025	0.0006588	25.3108	25.2791
6	1015.09	1.0025	0.0006604	25.3734	25.3417
7	1017.63	1.0025	0.0006621	25.4362	25.4044
8	1020.18	1.0025	0.0006637	25.4991	25.4672
9	1022.73	1.0025	0.0006653	25.5622	25.5302
10	1025.28	1.0025	0.0006670	25.6254	25.5934
11	1027.85	1.0025	0.0006686	25.6888	25.6567
12	1030.42	1.0025	0.0006703	25.7524	25.7202
13	1032.99	1.0025	0.0006719	25.8161	25.7838
14	1035.57	1.0025	0.0006736	25.8799	25.8476
15	1038.16	1.0025	0.0006753	25.9440	25.9115
16	1040.76	1.0025	0.0006769	26.0081	25.9756
17	1043.36	1.0025	0.0006786	26.0725	26.0399
18	1045.97	1.0025	0.0006803	26.1370	26.1043
19	1048.58	1.0025	0.0006820	26.2016	26.1689
20	1051.21	1.0025	0.0006837	26.2665	26.2336
21	1053.83	1.0025	0.0006854	26.3314	26.2985
22	1056.47	1.0025	0.0006871	26.3966	26.3636
23	1059.11	1.0025	0.0006888	26.4619	26.4288
24	1061.76	1.0025	0.0006905	26.5274	26.4942
25	1064.41	1.0025	0.0006922	26.5930	26.5597
26	1067.07	1.0025	0.0006939	26.6588	26.6254
27	1069.74	1.0025	0.0006956	26.7247	26.6913
28	1072.41	1.0025	0.0006973	26.7908	26.7573
29	1075.10	1.0025	0.0006990	26.8571	26.8235
30	1077.78	1.0025	0.0007008	26.9236	26.8899

Cumulative Index Return	7.78%
Return on Securities (assuming redemption)	7.56%

Hypothetical Examples

Example 2

Day	Index End Level	Index Performance Ratio	Fee Amount*	Current Principal Amount	Redemption Amount
A	B	C	D	E	F
			(previous Current Principal Amount x Fee Amount x Act/365)		(E - (E x Redemption Fee Amount))
1	1002.50	1.0025	0.0006523	25.0618	25.0305
2	1005.01	1.0025	0.0006539	25.1238	25.0924
3	1007.52	1.0025	0.0006555	25.1860	25.1545
4	1010.04	1.0025	0.0006572	25.2483	25.2167
5	1012.56	1.0025	0.0006588	25.3108	25.2791
6	1015.09	1.0025	0.0006604	25.3734	25.3417
7	1017.63	1.0025	0.0006621	25.4362	25.4044
8	1020.18	1.0025	0.0006637	25.4991	25.4672
9	1022.73	1.0025	0.0006653	25.5622	25.5302
10	1025.28	1.0025	0.0006670	25.6254	25.5934
11	1027.85	1.0025	0.0006686	25.6888	25.6567
12	1030.42	1.0025	0.0006703	25.7524	25.7202
13	1032.99	1.0025	0.0006719	25.8161	25.7838
14	1035.57	1.0025	0.0006736	25.8799	25.8476
15	1038.16	1.0025	0.0006753	25.9440	25.9115
16	1035.57	0.9975	0.0006736	25.8784	25.8461
17	1032.98	0.9975	0.0006719	25.8131	25.7808
18	1030.40	0.9975	0.0006702	25.7479	25.7157
19	1027.82	0.9975	0.0006685	25.6828	25.6507
20	1025.25	0.9975	0.0006668	25.6179	25.5859
21	1022.69	0.9975	0.0006651	25.5532	25.5213
22	1020.13	0.9975	0.0006634	25.4887	25.4568
23	1017.58	0.9975	0.0006617	25.4243	25.3925
24	1015.04	0.9975	0.0006601	25.3601	25.3284
25	1012.50	0.9975	0.0006584	25.2960	25.2644
26	1009.97	0.9975	0.0006567	25.2321	25.2006
27	1007.44	0.9975	0.0006551	25.1684	25.1369
28	1004.92	0.9975	0.0006534	25.1048	25.0734
29	1002.41	0.9975	0.0006518	25.0414	25.0101
30	999.91	0.9975	0.0006501	24.9781	24.9469

Cumulative Index Return	-0.01%
Return on Securities (assuming redemption)	-0.21%

Hypothetical Examples

Example 3

Day	Index End Level	Index Performance Ratio	Fee Amount*	Current Principal Amount	Redemption Amount
A	B	C	D	E	F
			(previous Current Principal Amount x Fee Amount x Act/365)		(E - (E x Redemption Fee Amount))
1	997.50	0.9975	0.0006491	24.9369	24.9057
2	995.01	0.9975	0.0006474	24.8739	24.8428
3	992.52	0.9975	0.0006458	24.8110	24.7800
4	990.04	0.9975	0.0006442	24.7484	24.7174
5	987.56	0.9975	0.0006425	24.6858	24.6550
6	985.09	0.9975	0.0006409	24.6235	24.5927
7	982.63	0.9975	0.0006393	24.5613	24.5306
8	980.17	0.9975	0.0006377	24.4993	24.4686
9	977.72	0.9975	0.0006361	24.4374	24.4068
10	975.28	0.9975	0.0006345	24.3756	24.3452
11	972.84	0.9975	0.0006328	24.3141	24.2837
12	970.41	0.9975	0.0006312	24.2527	24.2223
13	967.98	0.9975	0.0006297	24.1914	24.1612
14	965.56	0.9975	0.0006281	24.1303	24.1001
15	963.15	0.9975	0.0006265	24.0693	24.0392
16	965.56	1.0025	0.0006280	24.1289	24.0987
17	967.97	1.0025	0.0006296	24.1886	24.1583
18	970.39	1.0025	0.0006311	24.2484	24.2181
19	972.82	1.0025	0.0006327	24.3084	24.2780
20	975.25	1.0025	0.0006343	24.3685	24.3381
21	977.69	1.0025	0.0006358	24.4288	24.3983
22	980.13	1.0025	0.0006374	24.4893	24.4586
23	982.58	1.0025	0.0006390	24.5498	24.5192
24	985.04	1.0025	0.0006406	24.6106	24.5798
25	987.50	1.0025	0.0006422	24.6715	24.6406
26	989.97	1.0025	0.0006437	24.7325	24.7016
27	992.44	1.0025	0.0006453	24.7937	24.7627
28	994.93	1.0025	0.0006469	24.8550	24.8239
29	997.41	1.0025	0.0006485	24.9165	24.8854
30	999.91	1.0025	0.0006501	24.9781	24.9469

Cumulative Index Return	-0.01%
Return on Securities (assuming redemption)	-0.21%

Hypothetical Examples

Example 4

Day	Index End Level	Index Performance Ratio	Fee Amount*	Current Principal Amount	Redemption Amount
A	B	C	D	E	F
			(previous Current Principal Amount x Fee Amount x Act/365)		(E - (E x Redemption Fee Amount))
1	997.50	0.9975	0.0006491	24.9369	24.9057
2	995.01	0.9975	0.0006474	24.8739	24.8428
3	992.52	0.9975	0.0006458	24.8110	24.7800
4	990.04	0.9975	0.0006442	24.7484	24.7174
5	987.56	0.9975	0.0006425	24.6858	24.6550
6	985.09	0.9975	0.0006409	24.6235	24.5927
7	982.63	0.9975	0.0006393	24.5613	24.5306
8	980.17	0.9975	0.0006377	24.4993	24.4686
9	977.72	0.9975	0.0006361	24.4374	24.4068
10	975.28	0.9975	0.0006345	24.3756	24.3452
11	972.84	0.9975	0.0006328	24.3141	24.2837
12	970.41	0.9975	0.0006312	24.2527	24.2223
13	967.98	0.9975	0.0006297	24.1914	24.1612
14	965.56	0.9975	0.0006281	24.1303	24.1001
15	963.15	0.9975	0.0006265	24.0693	24.0392
16	960.74	0.9975	0.0006249	24.0085	23.9785
17	958.34	0.9975	0.0006233	23.9479	23.9180
18	955.94	0.9975	0.0006217	23.8874	23.8575
19	953.55	0.9975	0.0006202	23.8271	23.7973
20	951.17	0.9975	0.0006186	23.7669	23.7372
21	948.79	0.9975	0.0006170	23.7068	23.6772
22	946.42	0.9975	0.0006155	23.6470	23.6174
23	944.05	0.9975	0.0006139	23.5872	23.5577
24	941.69	0.9975	0.0006124	23.5276	23.4982
25	939.34	0.9975	0.0006108	23.4682	23.4389
26	936.99	0.9975	0.0006093	23.4089	23.3797
27	934.65	0.9975	0.0006078	23.3498	23.3206
28	932.31	0.9975	0.0006062	23.2908	23.2617
29	929.98	0.9975	0.0006047	23.2320	23.2030
30	927.66	0.9975	0.0006032	23.1733	23.1443

Cumulative Index Return	-7.23%
Return on Securities (assuming redemption)	-7.42%

Hypothetical Examples

We cannot predict the actual Index Closing Level on any Index Business Day or the market value of your Securities, nor can we predict the relationship between the Index, the Spread Index or the Inverse Spread Index and the market value of your Securities at any time prior to the Maturity Date, including on any Valuation Date or the Final Valuation Date. The actual amount that a holder of the Securities will receive at maturity, call, acceleration or upon early redemption, as the case may be, and the rate of return on the Securities will depend on the actual Index Closing Level, the Fee Amount and any Redemption Fee Amount. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Securities, if any, on the Maturity Date, Call Settlement Date, Acceleration Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in the tables above.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the Index on any Index Business Day or what the value of your Securities may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities. The performance data shown above is for illustrative purposes only and does not represent the actual future performance of the Securities.

Risk Factors

Your investment in the Securities will involve significant risks. The Securities are not secured debt and are riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the return on the Securities is linked to the level of the Index, which, in turn, measures the return from allocating between the S&P 500® Index (based on the realized volatility of the S&P 500® Index) and the Futures Index, which takes either a long or short position in S&P 500 VIX futures with a constant one-month maturity, as determined by the curvature of the VIX futures term structure, taking a long position when the curvature is convex and a short position when the curvature is concave. As described in more detail below, the trading price of the Securities may vary considerably before the Maturity Date, due to events that are difficult to predict and beyond our control. Investing in the Securities is not equivalent to investing directly in the Index, equity securities contained within the S&P 500® Index, futures contracts on the VIX Index, the Futures Index or the Sub-Indices. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Securities.

The Securities are fully exposed to any decline in the level of the Index and you may lose some or all of your principal.

The Securities differ from ordinary debt securities in that we will not pay you interest on the Securities or a guaranteed fixed amount at maturity, call, acceleration or upon early redemption. We will pay you at maturity, call, acceleration or upon early redemption or termination the Current Principal Amount per Security, based on the performance of the Index and the effect of the Fee Amount less, in the case of an early redemption, the Redemption Fee Amount. The Securities are fully exposed to any decline in the level of the Index (as measured by the Daily Index Factor). You will lose some or all of your principal if the Index Closing Level on any Valuation Date or the Final Valuation Date is not sufficiently above the Index Closing Level on the date you purchased the Securities such that the cumulative effect of the Fee Amount and any Redemption Fee Amount are not offset. Depending on the Index Closing Level on the applicable Valuation Date or the Final Valuation Date, you could lose a substantial portion and possibly all of your initial investment. The Index is volatile and subject to a variety of market forces, some of which are described below. The Index Closing Level on any Valuation Date or the Final Valuation Date is therefore unpredictable.

Risks of investing in equity securities.

The Index will be allocated, at least in part, to the S&P 500® Index, which is comprised of equity securities. Common stock holds the lowest priority in the capital structure of a company, and therefore takes the largest share of the company’s risk and its accompanying volatility. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock. In addition, the level of the S&P 500® Index can rise or fall sharply due to general market factors, such as market volatility, interest rate levels and economic and political conditions. Decreases in the prices of the constituent securities will result in a decrease in the S&P 500® Index level and, therefore, may have an adverse effect on the market value of the Securities.

Any change in the dividends paid by or the dividend policies of the S&P 500® Index constituents may have an adverse impact on the performance of the S&P 500® Index, and therefore the market value of the Securities.

The S&P 500® Index is a total return index, which means that the level of the S&P 500® Index reflects both the price performance of the S&P 500® Index constituent securities, as well as the reinvestment of

Risk Factors

dividends paid on the S&P 500® Index constituent securities, including ordinary and special dividends. As a result, any change in the amount of dividends paid on the S&P 500® Index constituent securities may have an adverse impact on the level of the S&P 500® Index, and therefore on the market value of the Securities. The issuers of the S&P 500® Index constituent securities may decide at any time to alter their dividend policies, including by ceasing to pay dividends entirely, and have no obligation to consider the interests of holders of the Securities when making such decisions.

Your Securities are linked to the level of the Index, the value of which will depend upon the success of the Index in dynamically allocating between the equity and volatility components.

Your investment in the Securities is linked to the level of the Index, which, in turn, allocates between equity (represented by the S&P 500® Index) and volatility (represented by the Futures Index) based on realized volatility in the U.S. Large Cap equity market. The Index has a target realized volatility for its equity component of 10%. When realized volatility is 10% or less, the Index allocates 100% to the S&P 500® Index. When realized volatility exceeds 10%, the Index allocates a portion to the S&P 500® Index and the remainder to the Futures Index, such that the equity component volatility stays at 10%. We expect the value of the Securities to increase as the level of the Index increases, which will be, generally, when (i) the S&P 500® Index increases in value; or (ii) the Futures Index increases in value while realized volatility is greater than 10%, resulting in an allocation to the Futures Index.

The strategy of the Index is premised on the observation that, historically, volatility in equity markets tends to correlate negatively to the performance of U.S. equity markets (i.e., generally, volatility increases while equity markets decline and vice versa). There can be no assurance, however, that the performance of the S&P 500® Index or the Futures Index will correlate with realized volatility in a manner that causes the level of the Index to increase. For example, the level of the S&P 500® Index may decrease during a period when realized volatility is low (10% or less), resulting in the Index allocating 100% to the S&P 500® Index during a period when it is decreasing in value, which will, in turn, cause the level of the Index (and your Securities) to decrease. If the S&P 500® Index decreases during a period when realized volatility exceeds 10%, the Index may decline at a lower rate because a portion of the Index is allocated to the volatility component instead of being 100% allocated to the S&P 500® Index.

However, the Futures Index, and therefore, the Index, may allocate to short S&P 500 VIX futures positions (the Inverse Spread Index) at a time when VIX futures are appreciating, or it may allocate to long S&P 500 VIX futures positions (the Spread Index) at a time when VIX futures are declining. Therefore, if realized volatility of the S&P 500® Index is greater than 10% such that the Index allocates to both the S&P 500® Index and the Futures Index, then any decline in the S&P 500® Index may not be mitigated or offset by the performance of the Futures Index, which may also be declining at that time. In addition, as described in more detail under “S&P 500 VEQTOR Switch Total Return Index — Calculation of the Futures Index — Curvature and Weights”, the Futures Index will not “flip” between the long and short position without observing 3 consistent signals as to the curvature of the VIX futures term structure, so the allocation of the Index on a given Trading Day may not correspond to the curvature of the VIX futures term structure. For example, the curvature of the VIX futures term structure may be convex on a given Trading Day, but the Index will not allocate to the long position unless three consistent “convex” signals have been observed. There is no guarantee that such signals will correlate with the performance of the Sub-Indices in a manner that results in an increase in the level of the Futures Index, causing an increase in the value of the Index and therefore of the Securities. In addition, there is no guarantee that the past curvature of the VIX futures term structure, which is used to determine whether to allocate to the Spread Index or the Inverse Spread Index, will correctly determine to which Sub-Index it should allocate.

Risk Factors

You may lose some or all of your investment if the level of the S&P 500® Index decreases or if the level of the Futures Index decreases during a period when realized volatility is greater than 10%, which, in turn, will cause the level of the Index to decline over the term of your Securities. It is possible that the dynamic allocation between the equity and volatility components could produce a lower investment return than a simple investment in the equity component alone. Accordingly, there is no assurance that the Index will outperform any alternative strategy that might be employed with respect to the equity and volatility components.

The level of the Index will depend upon the performance of the S&P 500® Index.

While the Index is designed to allocate a portion to volatility during periods of high realized volatility and decline in the U.S. equity markets, the value of the Index will continue to depend, at least in part, on the performance of the S&P 500® Index over the term of the Securities. Even if the Index is successful in dynamically allocating between the equity and volatility components, the value of the Index may fall as a result of a decline in the level of the S&P 500® Index, in particular during periods when the decline in the level of the S&P 500® Index occurs during a period of low market volatility. This is because, under the rules of the Index, the lower volatility trends would likely result in an increased exposure to the S&P 500® Index. While the volatility component of the Index may act as a hedge against the decline of the S&P 500® Index in certain market environments, the effect of such hedge has limitations, and the value of the Securities can decline, perhaps significantly, if the level of the S&P 500® Index declines over the term of the Securities.

The allocation of the Index between the equity and volatility components is based on realized volatility measurements that may not accurately predict trends in future volatility.

The Index allocates its weightings to the S&P 500® Index and the Futures Index based on predetermined rules. The Index rules use historical volatility to predict future trends in volatility by taking into account realized volatility of the S&P 500® Index, as described below under “S&P 500 VEQTOR Switch Total Return Index — Calculation of the Index”. On the basis of this prediction of likely future volatility, the Index then allocates its relative exposure to the S&P 500® Index and the Futures Index in accordance with the weightings specified in “S&P 500 VEQTOR Index — Calculation of the Index— Allocations”. There can be no assurance that the rules used by the Index will accurately predict market volatility over time. The Index’s calculation of realized volatility measures volatility over a historical period, and historical volatility may not be an accurate indicator of future market volatility. Accordingly, there is no assurance that the Index’s method of assessing market volatility is the most effective way to predict patterns of volatility. As a result, if the Index fails to predict trends of volatility accurately, then the Index may not be successful in allocating optimally between the S&P 500® Index and the Futures Index, which may adversely impact the market value of your Securities and the amount you receive at maturity.

The Index allocates between the equity and volatility components in accordance with pre-defined weightings that may not be optimal.

The equity and volatility components comprise 100% of the Index. The respective weighting of each component is established by reference to the Index’s calculation of realized volatility in accordance with the weightings specified below under “S&P 500 VEQTOR Switch Total Return Index — Calculation of the Index — Allocations”. For example, when realized volatility is low, more weight is allocated to the equity component in accordance with the pre-defined rules. Conversely, when realized volatility is high, more weight is allocated to the volatility component and less to the equity component. However, even if the Index is accurate in predicting volatility and market trends, the pre-defined weightings between the equity and volatility components may not be the most optimal allocations at any given time over the term of your Securities. For example, because the target realized volatility for the equity component of

Risk Factors

the Index is 10%, the Index will allocate 100% to the equity component during a period when realized volatility is 10% or less, even if a greater return could be achieved by allocating between both the equity and volatility components during such period. Therefore, there is no assurance that the weightings determined by the Index will outperform any alternative strategy that might reflect different weighting of the equity and volatility components.

Credit of UBS.

The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity, call, acceleration or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call, acceleration or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities.

The Securities are not suitable for all investors. In particular, the Securities should be purchased only by sophisticated investors who understand the consequences of seeking returns linked to both the S&P 500® Index and the Futures Index.

The Securities are not suitable for all investors. In particular, the Securities should be purchased only by investors who understand volatility and the consequences of seeking to allocate between a long position in the S&P 500® Index and a long or short position in VIX futures with a constant one-month maturity. Due to the weighting mechanism that determines the allocation between the equity component and the volatility component of the Index, at times an investment in the Securities may be heavily allocated to volatility in the form of VIX futures. For example, if the realized volatility of the S&P 500® Index is calculated to be 20%, the Index will allocate 50% to the Futures Index. Investors in the Securities should therefore understand and be aware of the risks of investing in volatility.

The value of the Securities is also subject to the negative effect of the Fee Amount, which can negatively affect returns. The amount you receive at maturity, call, acceleration or upon an earlier redemption will be contingent upon the level of the Index, which measures the return from allocating between the S&P 500® Index (based on the realized volatility of the S&P 500® Index) and the Futures Index, during the term of the Securities. There is no guarantee that you will receive at maturity, call, acceleration or upon an earlier redemption your initial investment back or any return on that investment. Significant negative daily performances for your Securities may not be offset by any subsequent positive daily performance of the same magnitude.

The cash daily return component of the Futures Index calculation (“Cash Daily Return”), may be less than your return if you had lent funds to a third party.

There is no guarantee that the Cash Daily Return, which is a component of the Futures Index calculation (calculated as described under “S&P 500 VEQTOR Index — Calculation of the Futures Index — Total Return Futures Index Calculations”), which, depending on the S&P 500® Index volatility may comprise a portion of the Index, will correspond to the highest return you would receive if you had lent funds to a third party. If the Cash Daily Return is less than the return you would have otherwise received from lending available funds to a third party for the same time period, your return on the Securities may be less than your return on an investment in a different instrument linked to returns linked to an allocation between the S&P 500® Index and either a long or short position in S&P 500 VIX futures with a constant one-month maturity, as determined by the curvature of the VIX futures term structure, taking a long position when the curvature is convex and a short position when the curvature is concave, where you lent funds for a higher return to the third party.

Risk Factors

Changes in the LIBOR rate may affect the value of your Securities.

Your payment at maturity or call, or upon acceleration or redemption, will depend upon the level of the Index, which is determined, in part, by the level of the Futures Index, which is, in turn, determined in part by the overnight value of LIBOR on each day that the Futures Index is calculated, as described below under “S&P 500 VEQTOR Index — Calculation of the Futures Index — Total Return Index Calculations”. As a result, if the overnight value of LIBOR decreases during the term of the Securities, the level of the Futures Index will be lower than it otherwise would have been, which may adversely affect the level of the Index, and therefore, the amount payable on your Securities at maturity or call, or upon acceleration or redemption, and may adversely affect the market value of your Securities.

In addition, concerns about the under-reporting and manipulation of interbank lending rates, which are used to calculate LIBOR, have existed since 2008. Final rules for the regulation and supervision of LIBOR by the Financial Conduct Authority (the “FCA”) were published and came into effect on April 2, 2013 (the “FCA Rules”). In particular, the FCA Rules include requirements that (1) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior, and (2) firms submitting data to LIBOR establish and maintain a clear conflicts of interest policy and appropriate systems and controls. In addition, ICE Benchmark Rate Administration Ltd. (the “ICE Administration”) has been appointed as the independent LIBOR administrator, effective February 1, 2014.

It is not possible to predict the effect of the FCA Rules, any changes in the methods pursuant to which the LIBOR rates are determined and any other reforms to LIBOR that will be enacted in the U.K. and elsewhere, which may adversely affect the trading market for LIBOR-based securities. Any such changes or reforms to LIBOR may result in a sudden or prolonged increase or decrease in reported LIBOR rates, which could have an adverse impact on the value of your Securities. In addition, any changes announced by the FCA, the ICE Administration or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur, the value of your Securities may be affected.

The Securities may be automatically accelerated and mandatorily redeemed, resulting in a loss of some or all of your investment.

In the event the indicative value of the Securities equals (i) $5.00 or less or (ii) decreases in value at least 60% as compared to the closing indicative value on the previous Trading Day on any Index Business Day, the Securities will be automatically accelerated and mandatorily redeemed by UBS and you will receive the Acceleration Amount calculated on and as of the Acceleration Date as determined by the Security Calculation Agent as described herein. The Securities will be automatically accelerated and redeemed even if the indicative value on that Index Business Day or any subsequent Index Business Day would exceed $5.00 or increase from the -60% level on such Acceleration Date or any subsequent Index Business Day.

Changes in our credit ratings may affect the market value of the Securities.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the Securities, either positively or negatively. However, because the return on the Securities is dependent upon certain factors in addition to our ability to pay our obligations on the Securities, an improvement in our credit ratings will not reduce the other investment risks related to the Securities. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the Securities.

Risk Factors

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date. You may only redeem your Securities on a Redemption Date if we receive a notice of redemption from your broker by no later than 12:00 noon (New York City time) and a confirmation of redemption by no later than 5:00 p.m. (New York City time) on the Index Business Day prior to the applicable Valuation Date. If we do not receive your notice of redemption by 12:00 noon (New York City time), or the confirmation of redemption by 5:00 p.m. (New York City time) on the Index Business Day prior to the applicable Valuation Date, your notice will not be effective and we will not redeem your Securities on the applicable Redemption Date. Your notice of redemption will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances of delivery as we may deem necessary in our sole discretion. See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” on page S-61 for more information.

You will not know the Redemption Amount at the time you elect to request that we redeem your Securities.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your Securities. Your notice to us to redeem your Securities is irrevocable and must be received by us no later than 12:00 noon, New York City time, on the Index Business Day immediately preceding the applicable Valuation Date and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same date. The Valuation Date is the third Index Business Day prior to the related Redemption Date and also the first Index Business Day following the date on which such notice and confirmation are received by us. You will not know the Redemption Amount until after the Valuation Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the third Index Business Day following the corresponding Valuation Date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your right to have us redeem your Securities, and prior to the relevant Redemption Date.

The liquidity of the market for the Securities may vary materially over time, and may be limited if you do not hold at least 50,000 Securities.

As stated on the cover of this prospectus supplement, we intend to sell a portion of the Securities on the Initial Trade Date, and the remainder of the Securities may be offered and sold from time to time, through UBS Securities LLC, our affiliate, as agent, to investors and dealers acting as principals. Also, the number of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities. We may suspend or cease sales of the Securities at any time, at our discretion. Accordingly, the liquidity of the market for the Securities could vary materially over the term of the Securities. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this prospectus supplement, including the condition that you must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date. Furthermore, on any Trading Day on or after December 3, 2015 through and including the Maturity Date, we may elect to redeem all, but not less than all, issued and outstanding Securities.

Risk Factors

You will not receive interest payments on the Securities or have rights in respect of any of the equity securities included in the S&P 500® Index or of the futures contracts included in the Sub-Indices.

You will not receive any periodic interest payments on the Securities. However, because it is possible that the Securities may be classified as contingent payment debt instruments rather than a pre-paid derivative contract, you may be required to accrue interest income over the term of your Securities. See “Material U.S. Federal Income Tax Consequences — Alternative Treatments.”

As an owner of the Securities, you will not have rights that investors in the index components included in the Sub-Indices underlying the Futures Index may have. Your Securities will be paid in cash, and you will have no right to receive delivery of any equity securities comprising the S&P 500® Index, of any dividends or distributions relating to such securities, of payment or delivery of amounts in respect of the options used to calculate the level of the VIX Index or of payment or delivery of amounts in respect of the futures contracts included in the Sub-Indices underlying the Futures Index.

The VIX Index is a theoretical calculation and is not a tradable index.

The VIX Index is a theoretical calculation and cannot be traded on a spot price basis. The settlement price at maturity of the VIX futures contracts contained in the Sub-Indices underlying the Futures Index is based on this theoretically derived calculation. As a result the behavior of the futures contracts that comprise the Sub-Indices underlying the Futures Index may be different from futures contracts whose settlement price is based on a tradable asset.

If UBS were to be subject to restructuring proceedings, the market value of the Securities may be adversely affected.

Under certain circumstances, the Swiss Financial Market Supervisory Authority (FINMA) has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder. Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, FINMA is authorized to open restructuring proceedings (Sanierungsverfahren) or liquidation (bankruptcy) proceedings (Bankenkonkurs) in respect of, and/or impose protective measures (Schutzmassnahmen) in relation to, UBS. The Swiss Banking Act, as last amended as of January 1, 2013, grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium (Stundung) or a maturity postponement (Fälligkeitsaufschub), which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the notes, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. As of the date of this product supplement, there are no precedents as to what impact the revised regime would have on the rights of holders of the Securities or the ability of UBS to make payments thereunder if one or several of the measures under the revised insolvency regime were imposed in connection with a resolution of UBS.

Risk Factors

The market value of the Securities may be influenced by many unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the applicable Valuation Date or the Final Valuation Date. You may also sustain a significant loss if you sell your Securities in the secondary market. We expect that generally the value of the index components underlying the Sub-Indices and the Index will affect the market value of the Securities more than any other factor. Several other factors, many of which are beyond our control, will influence the market value of the Securities. Factors that may influence the market value of the Securities include:

➢

prevailing market prices and forward volatility index levels of the U.S. stock markets, the equity securities included in the S&P 500® Index and prevailing market prices of options on the S&P 500® Index, the VIX Index, options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index;

➢	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any market maker;

➢	the time remaining to the maturity of the Securities;

➢	interest rates;

➢

economic, financial, political, regulatory, geographical, biological, judicial or force majeure events that affect the level of the underlying Indices or the market price or forward volatility of the U.S. stock markets, the equity securities included in the S&P 500® Index, the S&P 500® Index, the VIX Index or the relevant futures contracts on the VIX Index;

➢	the actual or perceived creditworthiness of UBS;

➢	supply and demand in the listed and over-the-counter equity derivative markets; or

➢	supply and demand as well as hedging activities in the equity-linked structured product markets.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

The Securities may trade at a substantial premium to or discount from the intraday indicative value.

The market value of the Securities is influenced by many unpredictable factors, some of which may cause the price at which the Securities can be sold in the secondary market to vary substantially from the intraday indicative value that is calculated and disseminated throughout trading hours. For example, if UBS were to suspend sales of the Securities for any reason, the liquidity of the market for the Securities could be affected, potentially leading to insufficient supply, causing the market price of the Securities to increase. Such an increase could represent a premium over the intraday indicative value. Conversely, unpredictable factors could cause the Securities to trade at a discount from the intraday indicative value, which may result in a loss of your investment if you sell your Securities in the secondary market.

Your Securities are not linked to the VIX Index and the value of your Securities may be less than it would have been had your Securities been linked to the VIX Index.

The value of your Securities will be linked to the value of the Index, which measures the return from allocating between the S&P 500® Index (based on the realized volatility of the S&P 500® Index) and the Futures Index. The Sub-Indices underlying the Futures Index operate by adjusting the returns of the Short-Term VIX Index, which evaluates index value at the last price of the two futures contracts, by instead evaluating index values at mid-price throughout the day, and adjusting end-of-day returns with the bid/ask spread. The Spread Index sells the first month futures at bid and buys the second month

Risk Factors

futures at ask, while the Inverse Spread Index buys the first month futures at ask and sells the second month futures at bid. The performance of the Sub-Indices will not necessarily track the performance of the VIX Index, and as a result your Securities may not benefit from increases (or decreases) in the level of the VIX Index because such increases (or decreases) will not necessarily cause the level of the Index to rise. Accordingly, a hypothetical investment that was linked directly to the VIX Index could generate a higher return than your Securities.

The VIX Index is a measure of forward volatility of the S&P 500® Index and your Securities are not linked to the options used to calculate the VIX Index, to the actual volatility of the S&P 500® Index or the equity securities included in the S&P 500® Index, nor will the return on your Securities be a participation in the actual volatility of the S&P 500® Index.

The VIX Index measures the 30-day forward volatility of the S&P 500® Index as calculated based on the prices of certain put and call options on the S&P 500® Index. The actual volatility of the S&P 500® Index may not conform to a level predicted by the VIX Index or to the prices of the put and call options included in the calculation of the VIX Index. The value of your Securities is linked to the Index underlying your Securities, which, in turn, measures the return from taking either a long position, represented by allocation to the Spread Index , or short position, represented by allocation to the Inverse Spread Index, in S&P 500 VIX futures with a constant one-month maturity, as determined by the curvature of the VIX futures term structure, taking a long position when the curvature is convex and a short position when the curvature is concave. Your Securities are not linked to the realized volatility of the S&P 500® Index and will not reflect the return you would realize if you owned the equity securities underlying the S&P 500® Index or if you traded the put and call options used to calculate the level of the VIX Index.

Changing prices of the futures contracts included in the Sub-Indices underlying the Futures Index may result in a reduced amount payable at maturity, call, acceleration or upon redemption.

The Sub-Indices underlying the Futures Index are composed of futures contracts on the VIX Index. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, futures contracts normally specify a certain date for delivery of the underlying asset or for settlement in cash based on the level of the underlying asset. As the futures contracts that comprise the Sub-Indices approach expiration, they are replaced by similar contracts that have a later expiration. Thus, for example, a futures contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October may be replaced by a contract for delivery in November. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” which means that the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the purchase price of the November contract, thereby creating a positive “roll yield.” The contracts included in the Sub-Indices have not historically exhibited consistent periods of backwardation, and backwardation will most likely not exist at many, if not most times. Moreover, many of the contracts included in the Sub-Indices have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. VIX futures have frequently exhibited very high contango in the past, resulting in a significant cost to “roll” the futures.

The existence of contango in the future markets could result in negative “roll yields,” which could adversely affect the value of the Spread Index but could increase the value of the Inverse Spread Index. Conversely, the existence of backwardation in the future markets could result in positive “roll yields,” which could favorably affect the value of the Spread Index but could decrease the value of the Inverse Spread Index.

Risk Factors

If the curvature of the VIX futures term structure is concave, the Futures Index will allocate to the “short” position by allocating 100% to the Inverse Spread Index; the level of the Inverse Spread Index (and, if the curvature is concave, of the Futures Index) will generally increase with the decrease of the Short-Term Index, and therefore, your Securities may benefit from a contango market in the Short-Term Index if the curvature is concave. Conversely, the level of the Inverse Spread Index will generally decrease with the increase of the Short-Term Index, and therefore, your Securities may decline in value as the result of backwardation in the futures market in the Short-Term Index if the curvature is concave.

If the curvature of the VIX futures term structure is convex, the Futures Index will allocate to the “long position” by allocating 100% to the Spread Index; the level of the Spread Index (and, if the curvature is convex, of the Futures Index) will generally increase with the increase of the Short-Term Index, and therefore, your Securities may benefit from the existence of backwardation in the futures market in the Short-Term Index if the curvature is convex. Conversely, the level of the Spread Index will generally decrease with the decrease of the Short-Term Index, and therefore, your Securities may lose value as the result of a contango market in the Short-Term Index if the curvature is convex.

The effect of a contango market or of backwardation in the market in the Short-Term Index will depend on the curvature of the VIX futures term structure, and cannot be predicted.

The Sub-Indices may in the future be based on other pricing references or contracts that are not traded on regulated futures exchanges, and may cease to exist if no acceptable substitute to futures contracts is available.

The Sub-Indices are currently based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”). If these exchange-traded futures cease to exist, the Sub-Indices may be calculated based on other reference prices of the VIX Index itself (rather than futures or other derivatives on the VIX Index) or on over-the-counter contracts (such as swaps and forward contracts), or instruments traded on trading facilities, based on the VIX Index. Alternatively, a successor index may be chosen by the Security Calculation Agent, as described under “Specific Terms of the Securities — Discontinuance or Modification of the Index or Termination of our License Agreement with the Index Sponsor,” which successor index may be based on contracts or other pricing references that are not traded on regulated futures exchanges. Other contracts or trading facilities on which such contracts or instruments are traded may be subject to lesser degrees of regulation than futures exchanges or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the Commodity Exchange Act, or other applicable statutes and related regulations, that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on regulated non-U.S.- futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities, and the inclusion of such contracts in the Sub-Indices, may be subject to certain risks not presented by U.S. or U.K. exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts. In addition, if no futures contracts on the VIX Index are available, and no acceptable substitute pricing references can be identified, the Index Sponsor may be unable to calculate the Sub-Indices, and therefore, the Index, which would result in a market disruption event. For more information, see “Specific Terms of the Securities — Market Disruption Event.”

The Index, the Futures Index, the Sub-Indices and VIX Index futures have limited historical information.

The Index was created on November 17, 2014, and therefore has a limited history. The Futures Index and the Sub-Indices underlying the Futures Index were created on November 17, 2014 and the Index

Risk Factors

Sponsor has published limited information about how the Futures Index and the Sub-Indices would have performed had they been calculated in the past. In addition, futures on the VIX Index have only traded freely since March 26, 2004, and not all futures of all relevant maturities have traded at all times since that date.

Because the Futures Index, the Sub-Indices and the VIX Index futures that underlie them are of recent origin and limited or no historical performance data exists with respect to them, your investment in the Securities may involve a greater risk than investing in alternate securities linked to one or more indices with an established record of performance. A longer history of actual performance may have been helpful in providing more reliable information on which to assess the validity of the proprietary methodology that each Index makes use of as the basis for an investment decision.

Estimated historical and historical levels of the Index should not be taken as an indication of future performance during the term of the Securities.

The estimated historical information in this prospectus supplement is presented for information only and the actual performance of the Index over the term of the Securities, as well as the amount payable at maturity, call, acceleration or upon early redemption, may bear little relation to the historical performance of the Index, which is limited as of the date of this prospectus supplement, or the past estimated historical performance of the Index. The performance of the Sub-Indices will determine the Index Closing Level on any given Valuation Date or the Final Valuation Date or at other times during the term of the Securities. As a result, it is impossible to predict whether the level of the Index will rise or fall.

Historical levels of comparable indices should not be taken as an indication of the future performance of any index during the term of the Securities.

It is impossible to predict whether the Index, the S&P 500® Index, the Futures Index or any of the Sub-Indices will rise or fall. The actual performance of the Index, the S&P 500® Index, the Futures Index or any of the Sub-Indices over the term of the Securities, as well as the amount payable at maturity, call, acceleration or upon early redemption, may bear little relation to the historical levels of comparable indices, which in most cases have been highly volatile.

The policies of the Index Sponsor and the CBOE and changes that affect the composition and valuation of the S&P 500® Index, the VIX Index or the Sub-Indices could affect the amount payable on your Securities and their market value.

The policies of the Index sponsor and the CBOE concerning the calculation of the level of the Index, the S&P 500® Index, the VIX Index, the Futures Index and the Sub-Indices, respectively, and any additions, deletions or substitutions of equity securities or options contracts and the manner in which changes affecting the equity securities, options contracts or futures contracts are reflected in the S&P 500® Index, the VIX Index, the Futures Index or the underlying Sub-Indices, respectively, could affect the value of the underlying Sub-Indices, the Futures Index, the S&P 500® Index and the Index and, therefore, the amount payable on your Securities at maturity, call, acceleration or upon redemption and the market value of your Securities prior to maturity.

S&P can add, delete or substitute the equity securities underlying the S&P 500® Index or make other methodological changes that could change the level of the S&P 500® Index. S&P can also add, delete or substitute the futures contracts underlying the Sub-Indices or make other methodological changes that could change the level of the Sub-Indices. The changing of equity securities included in the S&P 500® Index may affect the S&P 500® Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Such a change may also affect the value of the

Risk Factors

put and call options used to calculate the level of the VIX Index. The changing of the futures contracts underlying the Sub-Indices may affect the performance of the Sub-Indices in similar ways. Additionally, S&P may alter, discontinue or suspend calculation or dissemination of the S&P 500® Index or any of the Sub-Indices. Any of these actions could adversely affect the value of your Securities. S&P has no obligation to consider your interests in calculating or revising the S&P 500® Index or the Sub-Indices. See “S&P 500 VEQTOR Switch Total Return Index.”

The CBOE can make methodological changes to the calculation of the VIX Index that could affect the value of futures contracts on the VIX Index and, consequently, the value of your Securities. There can be no assurance that the CBOE will not change the VIX Index calculation methodology in a way which may affect the value of your Securities. Additionally, the CBOE may alter, discontinue or suspend calculation or dissemination of the VIX Index and/or the exercise settlement value. Any of these actions could adversely affect the value of your Securities. The CBOE has no obligation to consider your interests in calculating or revising the VIX Index or in calculating the exercise settlement value. See “S&P 500 VEQTOR Switch Total Return Index — The VIX Index” below.

If events such as these occur, or if the value of the Index, the S&P 500® Index, the Futures Index or any of the Sub-Indices is not available or cannot be calculated because of a market disruption event or for any other reason, the Security Calculation Agent may be required to make a good faith estimate in its sole discretion of the value of the Index. The circumstances in which the Security Calculation Agent will be required to make such a determination are described more fully under “Specific Terms of the Securities — Market Disruption Event.”

The NYSE may, in its sole discretion, discontinue the public disclosure of the intraday indicative values of the Index and the end-of-day official closing value of the Index.

The Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca. S&P, the Index Calculation Agent, is not under any obligation to continue to calculate the intraday indicative value of the Index and the end-of-day official closing value of the Index or required to calculate similar values for any successor index, nor is the NYSE under any obligation to disseminate such values. If the NYSE discontinues such public disclosure, we may not be able to provide the intraday indicative value related to the Index required to maintain any listing of the Securities on the NYSE Arca. If the Securities become delisted, the liquidity of the market for the Securities may be materially and adversely affected and you may sustain significant losses if you sell your Securities in the secondary market. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange.

Changes in our credit ratings may affect the market value of the Securities.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the Securities. However, because the return on the Securities is dependent upon certain factors in addition to our ability to pay our obligations on the Securities, an improvement in our credit ratings will not reduce the other investment risks related to the Securities. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the Securities, and in addition, a deterioration in our credit ratings may have a negative effect on the market value of the Securities.

There may not be an active trading market in the Securities; sales in the secondary market may result in significant losses.

The Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca. However, we are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Certain affiliates of UBS may engage in limited purchase and resale transactions in the

Risk Factors

Securities, although they are not required to do so and may stop at any time. As a result, if an active secondary market develops, we expect that investors will purchase and sell the Securities primarily in this secondary market. Even if an active secondary market for the Securities develops, it may not provide significant liquidity or trade at prices advantageous to you. As a result, if you sell your Securities in the secondary market, you may have to do so at a discount from the issue price or the intraday indicative value of the Securities and you may suffer significant losses.

Trading and other transactions by UBS or its affiliates in equity securities underlying the S&P 500® Index or instruments linked to the Index, the Futures Index, the Sub-Indices, the VIX Index, the S&P 500® Index or the equity securities underlying the S&P 500® Index may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” in this prospectus supplement, we or one or more of our affiliates may hedge our obligations under the Securities by purchasing or selling equity securities underlying the S&P 500® Index or listed or over-the-counter options, futures, swaps or other derivative financial instruments linked to the Index, the Futures Index, the Sub-Indices, the VIX Index (including the VIX futures which are used to calculate the Sub-Indices), the S&P 500® Index (including the put and call options used to calculate the level of the VIX Index) and the equity securities underlying the S&P 500® Index, and we may adjust these hedges by, among other things, purchasing or selling any of the foregoing. Although they are not expected to, any of these hedging activities may adversely affect the market price of those items and, therefore, the market value of the Securities. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

We or one or more of our affiliates may also engage in trading in equity securities underlying the S&P 500® Index or listed or over-the-counter options, futures, swaps or other derivative financial instruments linked to the Index, the Futures Index, the Sub-Indices, the VIX Index (including the VIX futures which are used to calculate the Sub-Indices), the S&P 500® Index (including the put and call options used to calculate the level of the VIX Index) and the equity securities underlying the S&P 500® Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers. Any of these activities could adversely affect the market price of those items and, therefore, the market value of the Securities. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any of the foregoing. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Securities. With respect to any of the activities described above, neither UBS nor its affiliates has any obligation to take the needs of any buyer, seller or holder of the Securities into consideration at any time.

The business activities of UBS or its affiliates may create conflicts of interest.

We and our affiliates expect to play a variety of roles in connection with the issuance of the Securities.

As noted above, we and our affiliates expect to engage in trading activities related to equity securities underlying the S&P 500® Index or listed or over-the-counter options, futures, swaps or other derivative financial instruments linked to the Index, the Futures Index, the Sub-Indices, the VIX Index (including the VIX futures which are used to calculate the Sub-Indices), the S&P 500® Index (including the put and call options used to calculate the level of the VIX Index) and the equity securities underlying the S&P 500® Index that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests that we and our affiliates will have in our and our affiliates’ proprietary accounts, in facilitating transactions,

Risk Factors

including options and other derivatives transactions, for our and our affiliates’ customers and in accounts under our and our affiliates’ management. These trading activities, if they influence the level of the Index, the Futures Index, the Sub-Indices, the VIX Index, the S&P 500® Index or any financial instrument linked thereto, could be adverse to the interests of the holders of the Securities.

Moreover, we and our affiliates may have published and in the future may publish research reports with respect to equity securities underlying the S&P 500® Index or listed or over-the-counter options, futures, swaps or other derivative financial instruments linked to the Index, the Futures Index, the Sub-Indices, the VIX Index (including the VIX futures which are used to calculate the Sub-Indices), the S&P 500® Index (including the put and call options used to calculate the level of the VIX Index) and the equity securities underlying the S&P 500® Index. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. The research should not be viewed as a recommendation or endorsement of the Securities in any way and investors must make their own independent investigation of the merits of this investment.

Any of these activities by us or our affiliates may affect the market price of equity securities underlying the S&P 500® Index or listed or over-the-counter options, futures, swaps or other derivative financial instruments linked to the Index, the Futures Index, the Sub-Indices, the VIX Index (including the VIX futures which are used to calculate the Indices), the S&P 500® Index (including the put and call options used to calculate the level of the VIX Index) and the equity securities underlying the S&P 500® Index and, therefore, the market value of the Securities. With respect to any of the activities described above, neither UBS nor its affiliates has any obligation to take the needs of any buyer, seller or holder of the Securities into consideration at any time.

UBS and its affiliates have no affiliation with the Index Sponsor and are not responsible for its public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor (except for licensing arrangements discussed under “S&P 500 VEQTOR Switch Total Return Index — License Agreement”) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index, the S&P 500® Index, the Futures Index or the Sub-Indices. In addition, if our license agreement with the Index Sponsor were to terminate, we would no longer have the right to use the Index or the related trademarks. If the Index Sponsor discontinues or suspends the calculation of the Index, the S&P 500® Index, the Futures Index or the Sub-Indices, or if our license agreement with the Index Sponsor terminates, it may become difficult to determine the market value of the Securities and the payment at maturity, call, acceleration or redemption. The Security Calculation Agent may designate a successor index in its sole discretion. If the Security Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the payment you receive at maturity, call, acceleration or redemption will be determined by the Security Calculation Agent in its sole discretion. See “Specific Terms of the Securities — Market Disruption Event” on page S-64 and “Specific Terms of the Securities — Security Calculation Agent” on page S-63. The Index Sponsor is not involved in the offer of the Securities in any way, and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

We have derived the information about the Index Sponsor, the Index and the Sub-Indices from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the Index Sponsor, the Index or the Sub-Indices contained in this prospectus supplement. You, as an investor in the Securities, should make your own independent investigation into the Index Sponsor, the Index and the Sub-Indices.

Risk Factors

There are potential conflicts of interest between you and the Security Calculation Agent.

Our affiliate, UBS Securities LLC, will serve as the Security Calculation Agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity, call, acceleration or upon early redemption. For a fuller description of the Security Calculation Agent’s role, see “Specific Terms of the Securities — Security Calculation Agent” on page S-63. The Security Calculation Agent will exercise its judgment when performing its functions. For example, the Security Calculation Agent may have to determine whether a market disruption event affecting the Index or the futures contracts underlying the Sub-Indices has occurred or is continuing on a day when the Security Calculation Agent will determine the Index Closing Level. This determination may, in turn, depend on the Security Calculation Agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Security Calculation Agent may affect the market value of the Securities, the Security Calculation Agent may have a conflict of interest with you if it needs to make any such decision.

The Security Calculation Agent can postpone the determination of the Index Closing Level and thus the applicable Redemption Date, the Call Settlement Date, Acceleration Settlement Date or the Maturity Date if a market disruption event occurs on the applicable Valuation Date or the Final Valuation Date.

The determination of the Index Closing Level may be postponed if the Security Calculation Agent determines that a market disruption event has occurred or is continuing on the applicable Valuation Date or on the Final Valuation Date. If such a postponement occurs, then the Security Calculation Agent will instead use the Index Closing Level on the first Index Business Day after that day on which no market disruption event occurs or is continuing. In no event, however, will the applicable Valuation Date or Final Valuation Date for the Securities be postponed by more than three Index Business Days. As a result, the applicable Redemption Date, the Call Settlement Date, Acceleration Settlement Date or the Maturity Date for the Securities could also be postponed, although not by more than three Index Business Days. If the applicable Valuation Date or Final Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final day in the applicable Valuation Date or Final Valuation Date. If a market disruption event is occurring on the applicable Valuation Date or Final Valuation Date, then the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event.”

Because your payment at maturity, call, acceleration or upon early redemption is a function of, among other things, the Daily Index Factor on the relevant Valuation Date or the Final Valuation Date, the postponement of the applicable Valuation Date or Final Valuation Date may result in the application of a different Index Closing Level and, therefore, a different Daily Index Factor, which could decrease the Current Principal Amount as compared to the Current Principal Amount that you would have received based on the Index Closing Level on the originally scheduled Valuation Date or Final Valuation Date.

The Securities are not regulated by the Commodity Futures Trading Commission (“CFTC”).

Unlike an investment in the Securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a “commodity pool operator.” Because the Securities are not interests in a commodity pool, the Securities will not be regulated by the CFTC as a commodity pool, UBS will not be registered with the CFTC as a “commodity pool operator”

Risk Factors

and you will not benefit from the CFTC’s or any non-United States regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. The Securities do not constitute investments by you or UBS on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant.” UBS is not registered with the CFTC as a “futures commission merchant” and you will not benefit from the CFTC’s or any other non-United States regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant.

Suspension or disruptions of market trading in VIX futures may adversely affect the value of your Securities.

U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single Trading Day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Futures Index and, therefore, the Index and the value of your Securities. Although VIX futures are not currently subject to such daily price fluctuation limits, the CBOE may impose such limits in the future.

Index calculation disruption events may require an adjustment to the calculation of the Index.

At any time during the term of the Securities, the intraday and daily calculations of the level of the Index may be adjusted in the event that the Security Calculation Agent determines that any of the following Index calculation disruption events exists: the Index Sponsor does not publish the level of the Index; disruptions in trading of the equity securities included in the S&P 500 Index; disruptions in the price and trade reporting systems of any relevant exchange for the S&P 500 Index; disruptions or a breakdown in the price and reporting systems for any relevant exchange for the VIX Index; disruptions or a breakdown in the price and reporting systems for any relevant exchange for the Futures Index; a decision to permanently discontinue trading in SPX Options (as defined below) or futures on the VIX Index; the occurrence or existence, or a lack of, or a material decline in, the liquidity in the market for trading in any futures contract in a Sub-Index; any event or condition, the occurrence of which results in an illiquid market for trading in any futures contract on a Sub-Index; the declaration or continuance of a general moratorium in respect of banking activities in any relevant city; or any force majeure event, the occurrence of which, as determined by the Security Calculation Agent, would materially affect the Index, the S&P 500® Index, the Futures Index, any futures contract underlying any Sub-Index or the calculation of the VIX Index. Any such Index calculation disruption event may have an adverse impact on the level of the Index or the manner in which it is calculated and, therefore, may have an adverse effect on the market value of the Securities. See “Specific Terms of the Securities — Market Disruption Event.”

UBS may redeem the Securities prior to the Maturity Date.

On any Trading Day on or after December 3, 2015, UBS may elect to redeem all, but not less than all, the outstanding Securities upon not less than ten calendar days’ prior notice.

If UBS elects to redeem your Securities pursuant to its Call Right, you may not be able to reinvest at comparable terms or returns. If the Securities have increased in value, you may have to invest your proceeds in a lower-return investment.

Risk Factors

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the IRS regarding the tax treatment of the Securities, and the IRS or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled “What are the tax consequences of owning the Securities?” in the summary section on page S-9, “Material U.S. Federal Income Tax Consequences” on page S-71, and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

The IRS released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the Securities should be required to accrue ordinary income on a current basis, whether additional gain or loss upon the sale or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts, and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Securities. The outcome of this process is uncertain.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. We intend to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” on page S-71 unless and until such time as there is a change in law or the Treasury Department or IRS determines that some other treatment is more appropriate.

S&P 500 VEQTOR Switch Total Return Index

We have derived the following description of the Index, the S&P 500® Index, the Futures Index and the Sub-Indices from the S&P U.S. Index Committee Rules, which governs the management and calculation of the indices and is published by the Index Sponsor, from the S&P 500 VEQTOR Switch Total Return Index Methodology, which governs the management and calculation of the Index and is published by the Index Sponsor, and from the S&P 500 VIX Futures Long/Short Switch Index Methodology, which governs the management and calculation of the Futures Index and is published by the Index Sponsor. We have also derived certain information about the Index, the Futures Index, the Sub-Indices, the S&P 500® Index, the Short-Term VIX Index and the VIX Index from public sources without independent verification. Such information reflects the policies of and is subject to change by the Index Sponsor. We make no representation or warranty as to the accuracy or completeness of such information. The Index, the Futures Index, the Sub-Indices and the Short-Term VIX Index are calculated, maintained and published by S&P or the “Index Sponsor.” The Index Sponsor has no obligation to continue to publish, and may discontinue the publication of, the Index.

The Index is designed for investors that seek to simulate a dynamic portfolio that allocates between U.S. equities and volatility futures based on realized volatility in the U.S. Large Cap equity market. The allocation to the equity component is dynamically adjusted exposure to the S&P 500® Index with a target equity component volatility of 10%. To the extent the realized volatility of the S&P 500® Index calculated as described under “— Calculation of the Index” exceeds the 10% target, the Index shifts a portion of its allocation to the Futures Index, representing volatility, and reduces its exposure to the S&P 500® Index such that the equity component of the Index maintains its 10% volatility target. The Futures Index is notionally invested in cash and VIX futures with the aim of capturing VIX futures roll yield and volatility drops and VIX futures upside when volatility spikes. The VIX futures component of the Futures Index switches between a long and short S&P 500 VIX futures position with a constant one-month maturity. The Futures Index has a constant scale factor of 1/3 on the VIX futures position to mitigate volatility, which means that only one-third of the Index allocation to the Futures Index will represent VIX futures, with the remaining two-thirds representing cash as described below under “— Calculation of the Futures Index.” The long or short position is determined by the curvature of the VIX futures term structure, which is determined as described below under “— Calculation of the Futures Index”. If the term structure is concave, the Futures Index takes a short position in VIX one-month futures. If the term structure is convex, the Futures Index takes a long position in VIX one-month futures. Historically the Futures Index has taken a short position in VIX futures for the majority of the time since the S&P 500 VIX futures curve has more often been concave.

The underlying VIX futures position in the Futures Index is modeled in the two Sub-Indices, the Spread Index and the Inverse Spread Index. Each Sub-Index adjusts returns of the Short-Term VIX Index, which evaluates index value at last price of the two futures contracts. Instead, the two Sub-Indices evaluate index values at mid-price throughout the day, and adjust end-of-day returns with the bid/ask spread.

S&P 500 VEQTOR Switch Total Return Index

For illustration, the principal components of the Index are as follows:

➢

The Index allocates between equity (represented by the S&P 500® Index) and volatility (represented by the Futures Index). The allocation to the equity component is determined by reference to the target equity component volatility of 10%. When the realized volatility of the S&P 500® Index (calculated as described below under “— Calculation of the Index”) is equal to or less than the 10% target, the Index allocates 100% to the S&P 500® Index. When the realized volatility of the S&P 500® Index exceeds the 10% target, the Index shifts a portion of its allocation to the Futures Index and reduces its exposure to the S&P 500® Index such that the equity component of the Index maintains its 10% volatility target. For example, if realized volatility is calculated to be 20%, then the Index will allocate 50% to the S&P 500® Index (because one-half of 20% is equal to 10%, the target realized volatility for the equity component of the Index) and will allocate the remaining 50% to the Futures Index.

➢	In other words, as realized volatility of the S&P 500® Index increases above 10%, allocation to the S&P 500® Index decreases, and allocation to the Futures Index increases.

➢

The S&P 500® Index is intended to provide a broad performance benchmark for the U.S. equity markets. The daily calculation of the value of the S&P 500® Index is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

➢

The Futures Index is notionally invested in cash and VIX futures. The VIX futures component of the Futures Index switches between a long and short S&P 500 VIX futures position with a constant one-month maturity. The Futures Index has a constant scale factor of 1/3 on the VIX futures position to mitigate volatility, which means that only one-third of the Index allocation to the Futures Index will represent VIX futures, with the remaining two-thirds representing cash. The allocation of the VIX

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futures component depends on the curvature of the VIX futures term structure, which is determined in the manner described below under “— Calculation of the Futures Index.” If the term structure is concave, the Futures Index takes a short position in VIX one-month futures by allocating to the Inverse Spread Index. If the term structure is convex, the Futures Index takes a long position in VIX one-month futures by allocating to the Spread Index. For examples of concave and convex structure, please see the examples below, but please note that the VIX futures term structure may not resemble either of these examples at any given point in time.

➢

The Spread Index and the Inverse Spread Index are indices composed of first and second month futures contracts on the VIX Index and are intended to simulate a long (the Spread Index) or short (the Inverse Spread Index) position in those contracts. As described in more detail below, the Sub-Indices operate by adjusting the returns of the Short-Term VIX Index.

Publication of Index Value

The level of the Index is calculated in accordance with the method described in “— Calculation of the Index” below. The value of the Index in real time and at the close of trading on each Index Business Day will be published by Bloomberg L.P. or a successor under the following ticker symbol “SPVQSTR”.

Each Sub-Index is calculated as described below under “— Composition of the Sub-Indices” and “— Calculation of the Sub-Indices.” We will first describe the S&P 500® Index, the VIX Index and the Short-Term VIX Index and provide an overview of the futures markets generally before describing the Index and the Sub-Indices in detail.

The S&P 500® Index

The Index Sponsor publishes the S&P 500® Index. The S&P 500® Index is intended to provide a broad performance benchmark for the U.S. equity markets. The level of the S&P 500® Index reflects both the price performance of the index constituents and the reinvestment of dividends on the constituents. The daily calculation of the value of the S&P 500® Index is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate

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average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The 500 companies are not the 500 largest companies listed on the New York Stock Exchange and not all 500 companies are listed on such exchange. Stocks are chosen for inclusion in the Index by the S&P U.S. Index Committee with the goal of ensuring that the S&P 500® Index is a leading indicator of large cap United States equities (as determined below), reflecting the risk and return characteristics of the broader large cap universe on an ongoing basis.

The Index Sponsor chooses companies for inclusion in the S&P 500® Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. The Index Sponsor may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above. Relevant criteria employed by the Index Sponsor include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the market value and trading activity of the common stock of that company.

The S&P 500® Index reflects the reinvestment of the dividend income of the constituents by adding the daily indexed dividend returns on the constituents to the daily price change of the S&P 500® Index. The S&P 500® Index reflects both ordinary and special dividends. Ordinary cash dividends are applied on the ex-date. “Special dividends” are those dividends that are outside of the normal payment pattern established historically by the issuing corporation. These may be described by the issuer as “special”, “extra”, “year-end” or “return of capital.” Special dividends are treated as corporate actions with offsetting price and divisor adjustments. Whether a dividend is funded from operating earnings or from other sources of cash does not affect the determination of whether it is ordinary or special.

S&P divides the 500 companies included in the Index into ten Global Industry Classification Sectors (“GICS”): Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Telecommunication Services and Utilities. The S&P 500® Index was launched on March 4, 1957 (the “Index Commencement Date”). The base period for the S&P 500® Index is the years 1941-1943 (the “Base Period”) and the base value is 10.

S&P 500® Index Constituent Criteria

Eligible Securities

Only common stock of operating companies and real estate investment trusts (excluding mortgage REITs) is eligible for inclusion in the S&P 500® Index. The common stock of business development companies, closed-end funds, holding companies, partnerships, investment vehicles and royalty trusts is not eligible for inclusion in the S&P 500® Index. Further, for the common stock of a company to be eligible for inclusion in the S&P 500® Index it must meet all of the following additional criteria, as determined by the S&P U.S. Index Committee in its sole discretion:

➢

Market Capitalization — Unadjusted market capitalization of US $5.3 billion or more. The minimum market capitalization is reviewed from time to time by the S&P U.S. Index Committee to assure consistency with market conditions.

➢

Liquidity — The ratio of annual dollar value traded to float adjusted market capitalization should be 1.00 or greater, and the company should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date.

➢	Public Float — Public float of at least 50% of the common stock.

➢

Sector Classification — Contribution to the sector balance maintenance of the S&P 500® Index, as measured by a comparison of each GICS sector’s weight in the S&P 500® Index with its weight in the market, in the relevant market capitalization range.

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➢

Financial Viability — Financial viability as generally measured for four consecutive quarters of positive as-reported earnings. Another measure of financial viability is a company’s balance sheet leverage, which should be operationally justifiable in the context of both its industry peers and its business model.

➢	Treatment of Initial Public Offerings — Initial public offerings should be seasoned for at least six to twelve months.

➢	Domicile — The company should be a U.S. company. For S&P 500® Index purposes, a U.S. company has the following characteristics:

(i) it files 10-K annual reports and is not considered a foreign entity by the SEC; (ii) the U.S. portion of fixed assets and revenues constitutes a plurality of the total fixed assets and revenues from all countries worldwide, but need not exceed 50% (When these factors are in conflict, assets determine plurality. Revenue determines plurality when there is incomplete asset information.); (iii) the primary listing of the common stock is the NYSE (including NYSE Arca and NYSE MKT), the NASDAQ Global Select Market, the NASDAQ Select Market or the NASDAQ Capital Market; ADRs are not eligible for inclusion; and (iv) a corporate governance structure consistent with U.S. practice. If criteria (ii) is not met or is ambiguous, S&P may still deem it a U.S. company for purposes of the S&P 500® Index if its primary listing, headquarters and incorporation are all in the U.S. and/or a domicile of convenience (meaning Bermuda, the Channel Islands, Gibraltar, certain islands in the Caribbean, the Isle of Man, Luxembourg, Liberia or Panama). In situations where the only factor suggesting that a company is not a U.S. company is its tax registration in a domicile of convenience or another location chosen for tax-related reasons, S&P will normally determine that the company is still a U.S. company.

Only one class of common stock of any company is included in the S&P 500® Index. The stock price of a company included in the S&P 500® Index with more than one class of common stock outstanding is based on one class, usually the most liquid class, and the share count is based on the total shares outstanding. To determine the available float for companies with multiple classes of stock, S&P calculates the weighted average investable weight factor (“IWF”) for the stock using the proportion of total company market capitalization of each share class as the weights. The result is reviewed to assure that when the weighted average IWF is applied to the class included in the S&P 500® Index, the shares to be purchased are not significantly larger than the available float for the included class.

Criteria for Removal from the S&P 500® Index

The common stock of a company may be removed from the Index when the S&P U.S. Index Committee determines, in its sole discretion, that one of the following criteria is met:

➢	A company involved in a merger, acquisition or significant restructuring no longer meets the inclusion criteria, or

➢	A company substantially violates one more of the criteria for inclusion in the S&P 500® Index, as described above.

Calculation of the S&P 500® Index

The S&P 500® Index is calculated using a base-weighted aggregative methodology: the level of the S&P 500® Index reflects the total Market Value (as defined below) of all 500 constituents relative to the S&P 500® Index’s Base Period. S&P uses an indexed number to represent the results of this calculation in order to make the value easier to work with and track over time.

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The actual total Market Value of the index stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total Market Value of the constituents by a number called the “Index Divisor.” By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it is the only link to the original Base Period value of the S&P 500® Index. The Index Divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index.

The “Market Value” of a constituent is the product of the market price per share times the number of the then outstanding common shares of such constituent times an investable weight factor (“IWF”). An IWF is calculated for each constituent so that the number of shares outstanding is reduced to exclude certain closely held shares from the determination of the level of the S&P 500® Index.

The VIX Index

We have derived all information contained in this prospectus supplement regarding the VIX Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the CBOE. We make no representation or warranty as to the accuracy or completeness of such information. The VIX Index was developed by the CBOE and is calculated, maintained and published by the CBOE. The CBOE has no obligation to continue to publish, and may discontinue the publication of, the VIX Index. The VIX Index is reported by Bloomberg L.P. under the ticker symbol “VIX.”

The VIX Index is a benchmark index designed to measure the market price of volatility in large cap U.S. stocks over 30 days in the future, and calculated based on the prices of certain put and call options on the S&P 500® Index. The VIX Index measures the premium paid by investors for certain options linked to the level of the S&P 500® Index. During periods of market instability, the implied level of volatility of the S&P 500® Index typically increases and, consequently, the prices of options linked to the S&P 500® Index typically increase (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the VIX Index to increase. Because the VIX Index may increase in times of uncertainty, the VIX Index is known as the “fear gauge” of the broad U.S. equities market. The VIX Index has historically had negative correlations to the S&P 500® Index.

The calculation of the VIX Index involves a formula that uses the prices of a weighted series of out-of-the money put and call options on the level of the S&P 500® Index (“SPX Options”) with two adjacent expiry terms to derive a constant 30-day forward measure of market volatility. The VIX Index is calculated independent of any particular option pricing model and in doing so seeks to eliminate any biases which may otherwise be included in using options pricing methodology based on certain assumptions.

The VIX Index measures the 30-day forward volatility of the S&P 500® Index as implied by the SPX Options. To arrive at the VIX Index level, a broad range of out-of-the money 30-day and weekly SPX Options with more than 23 days and less than 37 days to expiration are selected in order to bracket a 30-day calendar period. The components used are (i) SPX Options with 30 calendar days or less to expiration (“near-term options”) and (ii) SPX Options with 31 calendar days or more to expiration (“next-term options”). Once each week, the SPX Options used to calculate the VIX Index “roll” to new maturities. For example, on the second Tuesday in October, the VIX Index would be calculated using SPX Options expiring 24 days later (near-term options) and 31 days later (next-term options). On the following day, the SPX Options that expire in 30 calendar days would become the near-term options and SPX Options expiring in 37 calendar days would become the next-term options.

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The implied volatility using prices of the near-term options and next-term options are then calculated on a strike price weighted average basis in order to arrive at a single average implied volatility value for each of the near-term options and next-term options. These two results are then interpolated to arrive at a single value with a constant maturity of 30 days to expiration.

Futures on the VIX Index were first launched for trading by the CBOE in 2004. VIX Index futures have expirations ranging from the front month consecutively out to the ninth month. Futures on the VIX Index allow investors the ability to invest in forward market volatility based on their view of the future direction or movement of the VIX Index. Investors that believe the implied volatility of the S&P 500® Index will increase may buy VIX futures, expecting that the level of the VIX Index will increase. Conversely, investors that believe that the implied volatility of the S&P 500® Index will decline may sell VIX futures, expecting that the level of the VIX Index will fall. Prior to April 2008, not all consecutive first to seventh month VIX futures were listed.

VIX Index futures are reported by Bloomberg L.P. under the ticker symbol “UX.”

Futures Markets

The Futures Index and each of the Sub-Indices is composed of one or more futures contracts on the VIX Index. Futures contracts on the VIX Index are traded on regulated futures exchanges, and other types of derivatives on the VIX Index may be traded in the over-the-counter market and on various types of electronic trading facilities and markets. At present, all of the contracts included in the Indices are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of an underlying asset or financial instrument during a stated delivery month for a fixed price, or for the payment of the value of an underlying asset or index. Because the VIX Index is not a tangible item that can be purchased and sold directly, a futures contract on the VIX Index provides for the payment and receipt of cash based on the level of the VIX Index at settlement or liquidation of the contract. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the underlying asset or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market.”

Futures contracts are traded on organized exchanges, known as “designated contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant,” which is a member of the clearing

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house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular asset or financial instrument with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling”. For example, a market participant with a long position in November VIX Index futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Futures exchanges and clearing houses in the United States are subject to regulation by the Commodity Futures Trading Commission. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

The Short-Term VIX Index

The Index Sponsor publishes the Short-Term VIX Index. The Short-Term VIX Index measures the return from a daily rolling long position in the first and second month VIX futures contracts. The Short-Term VIX Index rolls continuously throughout each month from the first month contract into the second month contract in order to maintain a constant one-month maturity. The value of the total return version of the Short-Term VIX Index in real time and at the close of trading on each Index Business Day will be published by Bloomberg L.P. or a successor under the ticker symbols “SPVIXSTR” and “SPVXSTR”, respectively.

Composition of the Sub-Indices

The Spread Index and the Inverse Spread Index are indices composed of first and second month futures contracts on the VIX Index and are intended to simulate a long or short position in those contracts. The Sub-Indices are rolling Indices, each of which rolls continuously from the first month to the second month and maintains a constant one-month maturity. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, futures contracts normally specify a certain date for the delivery of the underlying asset or financial instrument or, in the case of futures contracts relating to indices such as the VIX Index, a certain date for payment in cash of an amount determined by the level of the underlying index. As described in more detail below, the Sub-Indices operate by adjusting the returns of the Short-Term VIX Index, which evaluates index value at the last price of the two futures contracts, by instead evaluating index values at mid-price throughout the day, and adjusting end-of-day returns with the bid/ask spread. The Spread Index sells the first month futures at “bid” (the highest price a buyer is willing to pay) and buys the second month futures at “ask” (the lowest price a seller is willing to sell for), while the Inverse Spread Index buys the first month futures at ask and sells the second month futures at bid.

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Calculation of the Sub-Indices

The Sub-Indices calculate index values throughout the day using the mid-prices of the first month and second month VIX futures. At the index close (4:00 p.m. ET), the bid and ask prices of the VIX futures contracts are captured. The Sub-Indices use the most recent valid bid and ask prices to adjust index values. If the price of any contract is not observed at the close, the latest available price is used.

Excess Return Sub-Index Calculations

On any business day t when the Sub-Indices are calculated, the excess return index value is calculated as:

where:
	IndexERt	=	Excess return index level on day t
	ERt	=	Excess return on day t (calculated as described below for each Sub-Index).

Day Counts and Weights

The “Roll Period” starts on the Tuesday prior to the monthly CBOE VIX Futures Settlement Date (the Wednesday falling 30 calendar days before the S&P 500 option expiration for the following month), and runs through the Tuesday prior to the subsequent month’s CBOE VIX Futures Settlement Date. Thus, the Sub-Indices are rolling on a continual basis. On the business date after the current Roll Period ends the following Roll Period will begin.

On any business day t when the Sub-Indices are calculated, the Sub-Indices allocate weight to the first month and second month futures as follows:

where:	dt	=	The total number of business days in the current Roll Period beginning with, and including, the starting CBOE VIX Futures Settlement Date and ending with, but excluding, the following CBOE VIX Futures Settlement Date. The number of business days stays constant in cases where a new holiday is introduced intra-month or an unscheduled market closure takes place,

and	dr	=	The total number of business days within a Roll Period on day t beginning with, and including, the following business day and ending with, but excluding, the following CBOE VIX Futures Settlement Date. In cases where a new holiday is introduced intra-month, the number of business days includes a new holiday introduced intra-month up to the business day preceding such a holiday, on which day the holiday is no longer included.

At the Tuesday close corresponding to the start of the Roll Period, the total weight of the Sub-Index is allocated to the first month contract. On each subsequent business day, a fraction of the first month VIX futures holding is sold and an equal notional amount of the second month VIX futures is bought. The fraction, or quantity, is proportional to the number of first month VIX futures contracts as of the

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previous index roll day, and inversely proportional to the length of the current Roll Period. In this way, the initial position in the first month contract is progressively moved to the second month contract over the course of the month. This continues until the following Roll Period starts, when the previous second month VIX futures contract becomes the new first month VIX futures contract and then is sold off incrementally following the same process.

The Sub-Indices capture the real-time bid/ask prices of both VIX futures contracts, and calculate mid-prices as follows:

Bid, Ask and Mid Prices

The Sub-Indices process the real-time bid and ask prices as follows:

➢

If a quote only has a bid price, default ask to the bid price. If a quote only has an ask price, default bid to the ask price. In other words, if the index receives a one-sided quote, it assumes bid = ask = mid.

➢	Valid bid/ask quotes must satisfy the following criteria:

➢	The bid must be greater than 0.

➢	The ask must be greater than or equal to the bid.

➢	The bid/ask spread, calculated as per below, must be less than or equal to 5%.

Real-Time Excess Return of the Spread Index

where:
	Wi,t-1	=	Weight of the ith month futures on day t-1;
	mid1,t-1, mid 1,t	=	Mid-price of the first month futures on day t-1 and t, respectively;
and	mid2,t-1, mid2,t	=	Mid-price of the second month futures on day t-1 and t, respectively.

At any time during the day when the Spread Index does not have valid bid or ask prices on either futures contract, real-time excess return stays unchanged.

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Real-Time Excess Return of the Inverse Spread Index

where:
	Wi,t-1	=	Weight of the ith month futures on day t-1;
	mid1,t-1, mid 1,t	=	Mid-price of the first month futures on day t-1 and t, respectively;
and	mid2,t-1, mid2,t	=	Mid-price of the second month futures on day t-1 and t, respectively.

At any time during the day when the Inverse Spread Index does not have valid bid or ask prices on either futures contract, the real-time excess return stays unchanged.

Index calculation stops at 4:00 p.m. ET on any day the Sub-Indices are calculated. At this time, the Sub-Indices take the most recent snapshot of the valid bid and ask prices, as described above, and calculate the end-of-day excess return, as described below.

End-of-Day Excess Return of the Spread Index

where:
	Wi,t-1	=	Weight of the ith month futures on day t-1;
	mid1,t-1, mid 1,t	=	Mid-price of the first month futures on day t-1 and t, respectively;
	mid2,t-1, mid2,t	=	Mid-price of the second month futures on day t-1 and t, respectively;
	bid1,t	=	Bid price of the first month futures on day t;
	ask2,t	=	Ask price of the second month futures on day t;
and	ΔWt	=	Weight that is rolled on day t, calculated as per formula (8) below.

End-of-Day Excess Return of the Inverse Spread Index

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where:
	Wi,t-1	=	Weight of the ith month futures on day t-1;
	mid1,t-1, mid 1,t	=	Mid-price of the first month futures on day t-1 and t, respectively;
	mid2,t-1, mid2,t	=	Mid-price of the second month futures on day t-1 and t, respectively;
	ask1,t	=	Ask price of the first month futures on day t;
	bid2,t	=	Bid price of the second month futures on day t;
and	ΔWt	=	Weight that is rolled on day t, calculated as:

where W2,t is calculated as described in formula (3) above.

For the avoidance of doubt, on the business day subsequently following the expiration date of the first month futures, (1) subscript 2 and subscript 1 in all of the formulas above under “—Calculation of the Sub-Indices” are reset and (2) ΔWt equals the weight that is rolled to the new second month futures.

Calculation of the Futures Index

The Futures Index is a composite index that seeks to simulate a dynamic portfolio that allocates between cash and VIX futures with the aim of capturing VIX futures roll yields and volatility drops (“short”) and VIX futures upside when volatility spikes (“long”). The VIX futures component switches between a long and short S&P 500 VIX futures position with a constant one-month maturity. The long or short position is determined by the curvature of the VIX futures term structure. If the term structure is concave, the Futures Index takes a short position in VIX one-month futures. If the term structure is convex, the Futures Index takes a long position in VIX one-month futures. Historically the Futures Index has taken a short position in VIX futures for the majority of the time since the S&P 500 VIX futures curve have more often been concave. The Securities are linked to the Index, a component of which is the total return version of the Futures Index, the calculation of which is based on the excess return of the Futures Index. On any S&P 500 VIX Futures Business Day, t, the Futures Index excess return is calculated as follows:

Excess Return Futures Index Calculations

	IndexERt	=	IndexERt-1 *(1 + ERt)

where:
	IndexERt	=	Excess return Futures Index level on day t.
and	ERt	=	(WL,t-1 *LERt + WS,t-1 *SERt) * SF

where:
	LERt	=	Excess return of the Spread Index on day t;
	SERt	=	Excess return of the Inverse Spread Index on day t;
	WL,t-1	=	Weight of the Spread Index on day t-1;
	WS,t-1	=	Weight of the Inverse Spread Index on day t-1;
	SF	=	Scale factor = 1/3.

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Total Return Futures Index Calculations

	IndexTRt	=	IndexTRt-1 *(1 + ERt + CashDRt)

where:
	IndexERt	=	Excess return Futures Index level on day t,
	ERt	=	Excess return on day t, calculated as in the “Excess Return Futures Index Calculations” above,
	CashDRt	=	Cash daily return on day t, calculated as:

where:
	Datet	=	The valuation date,
	Datet-1	=	The previous valuation date,
	Ratet-1	=	The previous day value of overnight LIBOR, expressed as a percentage.

Curvature and Weights

On any business day t when the Futures Index is calculated, the Futures Index calculates the curvature of the VIX futures term structure as follows:

where:	VX(c1)t	=	The mid price of the first month VIX futures on day t,
	VX(c2)t	=	The mid price of the second month VIX futures on day t,
	VX(c4)t	=	The mid price of the fourth month VIX futures on day t;
	VX(c7)t	=	The mid price of the seventh month VIX futures on day t;

The direction of the curvature is defined as follows:

On the first day of the Futures Index calculation, the Futures Index consisted of cash only and had no allocation to either long or short volatility positions. The Futures Index did not allocate to volatility until it observed three consistent signals.

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The Futures Index received three consistent signals and determined that the curvature at market close on January 25, 2006 was concave, and therefore the Futures Index allocated to the Inverse Spread Index beginning on January 26, 2006. As a result, on all business days after January 26, 2006, when the Futures Index is calculated, the Futures Index maintains its previous allocation to the long and short VIX futures position until the curvature flips and remains constant for three continuous business days. The weights of the long and short VIX futures at the end of day t are determined as follows:

where:

WL,t =	Weight of the Spread Index on day t;
WS,t =	Weight of the Inverse Spread Index on day t;

The mid price is calculated as the average of the bid and ask prices.

The bid and ask prices of the VIX futures contracts used in this calculation are captured at 4:15 p.m. ET. If the price of any contract is not observed at 4:15 p.m., the latest available price is used.

The Index processes the real-time bid and ask prices as follows:

➢

If a quote only has a bid price, default ask to the bid price. If a quote only has an ask price, default bid to the ask price. In other words, if the Index receives a one-sided quote, it assumes bid = ask = mid.

➢	Valid bid/ask quotes must satisfy the following criteria:

➢	The bid must be greater than 0.

➢	The ask must be greater than or equal to the bid.

➢	The bid/ask spread, calculated as per below, must be less than or equal to 5%.

Calculation of the Index

The Index is designed for investors that seek to simulate a dynamic portfolio that allocates between U.S. equities and volatility futures based on realized volatility in the U.S. Large Cap equity market. The allocation to the equity component is dynamically adjusted exposure to the S&P 500® Index with a

S&P 500 VEQTOR Switch Total Return Index

target equity component volatility of 10%. To the extent the realized volatility of the S&P 500® Index calculated as described below under “—Allocations” exceeds the 10% target, the Index shifts a portion of its allocation to the Futures Index, representing volatility, and reduces its exposure to the S&P 500® Index such that the equity component of the Index maintains its 10% volatility target. The Index uses an exponentially weighted risk control model to determine the target allocation to the S&P 500® Index. The realized volatility in the S&P 500® Index is calculated as the maximum of two exponentially weighted moving averages, one measuring short-term and one measuring long-term volatility. If realized volatility exceeds the target level, allocation to the S&P 500® Index is less than 100% and the remainder is allocated to the Futures Index. If realized volatility is lower than the target level, allocation to the S&P 500® Index is capped at 100%.

The target volatility level is set to 10%. Although the target allocation necessary to achieve the target volatility level is evaluated daily, the Index adjusts its actual allocation to equity and volatility only when its existing allocation on the last rebalancing day deviates more than 10% from the target allocation.

On any business day t, the Index value is calculated as:

where:

IndexTRt	=	Total return Index level at the close of day t,
IndexTRlrb	=	Total return Index level at the close of the last rebalancing day,

and	TRt	=	Total return since the last rebalancing day at the close of day t, calculated as:

where:

EqtTRt	=	Total return of the S&P 500® Index since the last rebalancing day on day t, calculated as:

where:

	SPTRt	=	S&P 500® Index value at the close of day t;
and	SPTRlrb	=	S&P 500® Index value at the close of the last rebalancing day.
	VolTRt	=	Total return of the Futures Index since the last rebalancing day on day t, calculated as:

where:
	VIXTt	=	Futures Index value at the close of day t;
and	VIXTlrb	=	Futures Index value at the close of the last rebalancing day.

WE,lrb	=	Weight of the S&P 500® Index on the last rebalancing day (meaning TWE,t as calculated in equation (6) below, where day t is the day before the last rebalancing day).
WV,lrb	=	Weight of the Futures Index on the last rebalancing day (meaning TWV,t as calculated in equation (6) below, where day t is the day before the last rebalancing day).

S&P 500 VEQTOR Switch Total Return Index

Allocations

Exponentially Weighted Volatility

On any business day t, the Index calculates the realized volatility as the maximum of two exponentially weighted moving averages, one measuring short-term and one measuring long-term volatility.

where:
	RVS,t	=	The short-term volatility measure as of the close of day t, calculated as:

RVL,t	=	The long-term volatility measure as of the close of day t, calculated as:

S&P 500 VEQTOR Switch Total Return Index

where:
	SPXt	=	The S&P 500® Price Return Index level at the close of day t.
	T0	=	The start date of the Index
	n	=	The number of days in the return calculation. n = 5 for the Index because it uses weekly returns to calculate realized volatility.
	m	=	The mth trading date prior to T0.
	N	=	The number of trading days observed for calculating the initial variance as of the start date of the Index. N = 100 for the Index.
	lS	=	The short-term decay factor used for exponential weighting. The decay factor is a number greater than zero and less than one that determines the weight of each daily return in the calculation of historical variance. lS = 0.90.
lL	=	The long-term decay factor used for exponential weighting. The decay factor is a number greater than zero and less than one that determines the weight of each daily return in the calculation of historical variance.
LL = 0.97.
	[a] S,i,m	=	Weight of date i in the short-term volatility calculation, as calculated based on the following formula:

aL,i,m	=	Weight of date i in the long-term volatility calculation, as calculated based on the following formula:

Index Weight and Rebalancing

On any business day t, the Index calculates the target weights as follows:

where:
	TWE,t	=	The target weight of equity at the close of day t.
	TWV,t	=	The target weight of volatility at the close of day t.
	TV	=	The target volatility level. TV = 10%.
	RVt	=	The realized volatility level at time t, as calculated in formula (3).

S&P 500 VEQTOR Switch Total Return Index

On any business day t, the Index calculates the deviation from target weights as follows:

If Δt is greater than 10%, the Index rebalances on the next business day (t+1). On day t+1, the end-of-day Index weights are set to the day t target weights.

Base Dates

The base date of the Index is January 20, 2006, and the base value on such date is 100. The base period of the S&P 500® Index is the years 1941 through 1943, and the base market value of the stocks in the S&P 500® Index during such base period is 10. The base date of the Futures Index is January 19, 2006, and the base value on such date is 100. The base date of both the Spread Index and the Inverse Spread Index is December 20, 2005 at base values on such date of 100,000 and 100, respectively.

Index Governance

The S&P Americas Thematic and Strategy Index Committee (the “Index Committee”) maintains the Index. All Index Committee members are full-time professional members of S&P Dow Jones Indices’ staff. The Index Committee meets monthly. The Index Committee may revise Index policy covering rules for including other asset classes, the timing of rebalancing, or other matters. S&P Dow Jones Indices considers information about changes to its indices and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

The S&P Commodities Index Committee maintains the Futures Index and the Sub-Indices. The S&P Commodities Index Committee meets regularly. At each meeting, the S&P Commodities Index Committee reviews any significant market events. In addition, the S&P Commodities Index Committee may revise Futures Index and Sub-Index policy for timing of rebalancings or other matters.

The S&P U.S. Index Committee, a team of S&P economists and index analysts which meets regularly, maintains the S&P 500® Index. At each meeting, the S&P U.S. Index Committee reviews any significant market events. In addition, the S&P U.S. Index Committee may revise S&P 500® Index policy for timing of rebalancings or other matters. Changes to the S&P 500® Index are made as needed, with no annual or semi-annual reconstitution. Constituent changes are made in response to corporate actions and market developments, and are typically announced one to five days before they are scheduled to be implemented.

Historical and Estimated Historical Performance

The level of the Index is deemed to have been 100 on January 20, 2006. The Index Sponsor began independently calculating the Index on November 17, 2014 (the “Index commencement date”) and publishing data on the Index on November 17, 2014. Therefore, the historical information for the period from January 20, 2006 until November 17, 2014 is hypothetical and is provided as an illustration of how the Index would have performed during the period had the Index Sponsor begun calculating the Index on the Index commencement date using the methodology described above since that date. Prior to October 10, 2014, the bid and ask prices used in the calculation of the Sub-Indices (and therefore in the calculation of the Futures Index and the Index) were the last bid and ask prices rather than the bid and ask prices at 4:00 p.m. EST. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Index. Historical information for the period from and after November 17, 2014 is based on the actual performance of the Index.

S&P 500 VEQTOR Switch Total Return Index

Any historical and estimated historical upward or downward trend in value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical or estimated historical Index price returns or total returns do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index, the S&P 500® Index, the Futures Index or the Sub-Indices will result in holders of the Securities receiving a positive return on their investment.

The tables below shows the estimated historical and historical performance of each of the Index, S&P 500® Index, S&P 500 Dynamic VEQTOR Index Total Return and excess return versions of the Futures Index, Spread Index and Inverse Spread Index from January 20, 2006 through November 28, 2014.

Estimated Historical and Historical Results for

the period January 20, 2006 through November 28, 2014

	Index		S&P 500® Index		S&P 500 Dynamic VEQTOR Index Total Return
Year	Ending Level	Annual Return	Ending Level	Annual Return	Ending Level	Annual Return
2006	113.63	13.63%	2,186.13	14.50%	113,142.96	13.03%
2007	114.10	0.41%	2,306.23	5.49%	132,600.41	17.20%
2008	131.50	15.25%	1,452.98	-37.00%	160,829.88	21.29%
2009	154.52	17.51%	1,837.50	26.46%	198,451.97	23.39%
2010	213.61	38.24%	2,114.29	15.06%	201,719.36	1.65%
2011	264.76	23.95%	2,158.94	2.11%	236,829.09	17.41%
2012	337.02	27.29%	2,504.44	16.00%	245,205.50	3.54%
2013	440.10	30.59%	3,315.59	32.39%	280,284.81	14.31%
2014 (through 11/28/14)	453.27	2.99%	3,778.96	13.98%	306,136.31	9.22%

	Futures Index (Excess Return)		Spread Index (Excess Return)		Inverse Spread Index (Excess Return)
Year	Ending Level	Annual Return	Ending Level	Annual Return	Ending Level	Annual Return
2006	112.81	12.81%	42,455.35	-53.39%	163.76	52.85%
2007	87.88	-22.10%	54,186.40	27.63%	75.29	-54.02%
2008	130.73	48.76%	114,565.21	111.43%	20.36	-72.96%
2009	153.27	17.24%	38,753.60	-66.17%	42.52	108.84%
2010	240.54	56.94%	10,516.59	-72.86%	101.14	137.86%
2011	338.53	40.74%	9,789.79	-6.91%	53.48	-47.12%
2012	500.64	47.89%	2,076.98	-78.78%	135.87	154.06%
2013	528.10	5.48%	681.03	-67.21%	271.06	99.50%
2014 (through 11/28/14)	492.54	-6.73%	421.79	-38.07%	306.46	13.06%

S&P 500 VEQTOR Switch Total Return Index

ESTIMATED HISTORICAL OR PAST HISTORICAL PERFORMANCE

IS NOT INDICATIVE OF FUTURE RESULTS.

The tables below shows the estimated historical and historical performance of the Index, S&P 500® Index, and the excess return versions of the Futures Index and each Sub-Index from January 20, 2006 through November 28, 2014 in comparison with the total return of the S&P 500 Dynamic VEQTOR Index Total Return.

	Index*	S&P 500® Index	Futures Index (Excess Return)*	Spread Index (Excess Return)*	Inverse Spread Index (Excess Return)*
Total Return	353.27%	97.92%	392.54%	-99.54%	186.04%
Annualized Return	18.61%	8.01%	19.73%	-45.50%	12.60%

*The data for the Index and the excess return versions of the Futures Index, and each Sub-Index for the period prior to their inception on November 17, 2014 is estimated and is derived by using the Index’s, Futures Index’s and the Sub-Indices’ calculation methodologies with historical prices. Prior to October 10, 2014, the bid and ask prices used in the calculation of the Sub-Indices (and therefore in the calculation of the Futures Index and the Index) were the last bid and ask prices rather than the bid and ask prices at 4:00 p.m. EST.

	Index*	S&P 500 Dynamic VEQTOR Index Total Return*
Total Return	353.27%	205.83%
Annualized Return	18.61%	13.45%

*The data for the Index for the period prior to its inception on November 17, 2014 is estimated and is derived by using the Index’s calculation methodology with historical prices. Prior to October 10, 2014, the bid and ask prices used in the calculation of the Sub-Indices (and therefore in the calculation of the Futures Index and the Index) were the last bid and ask prices rather than the bid and ask prices at 4:00 p.m. EST. The data for the S&P 500 Dynamic VEQTOR Index Total Return for the period prior to its inception on November 18, 2009 is estimated and is derived by using the S&P 500 Dynamic VEQTOR Index Total Return’s calculation methodology with historical prices.

Historical information presented is as of November 28, 2014, and is furnished as a matter of information only. Estimated historical and historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from estimated historical and historical performance, either positively or negatively.

S&P 500 VEQTOR Switch Total Return Index

The graph below is based on the levels of the Index, the S&P 500® Index, and the S&P 500 Dynamic VEQTOR Index Total Return.*

*	The data for the Index for the period prior to its inception on November 17, 2014 is estimated and is derived by using the Index’s calculation methodology with historical prices. Prior to October 10, 2014, the bid and ask prices used in the calculation of the Sub-Indices (and therefore in the calculation of the Futures Index and the Index) were the last bid and ask prices rather than the bid and ask prices at 4:00 p.m. EST. The data for the S&P 500 Dynamic VEQTOR Index Total Return for the period prior to its inception on November 18, 2009 is estimated and is derived by using the S&P 500 Dynamic VEQTOR Index Total Return’s calculation methodology with historical prices.

S&P 500 VEQTOR Switch Total Return Index

The graph below is based on the levels of the excess return versions of the Futures Index, the Spread Index and the Inverse Spread Index.

*	The data for the excess return versions of the Futures Index, Spread Index and Inverse Spread Index for the period prior to their inception on November 17, 2014 is estimated and is derived by using the Futures Index’s, Spread Index’s and Inverse Spread Index’s calculation methodologies with historical prices. Prior to October 10, 2014, the bid and ask prices used in the calculation of the Sub-Indices (and therefore in the calculation of the Futures Index and the Index) were the last bid and ask prices rather than the bid and ask prices at 4:00 p.m. EST.

License Agreement

We have entered into an agreement with S&P, the Index Sponsor, that provides us and our affiliates with a non-transferable, limited license for a fee, with the right to use the Index in connection with certain securities in the United States. This right will be exclusive for the first 18 months following the Initial Trade Date.

Modifications to the Index

The Index Sponsor may revise Index policy for timing of rebalancings or other matters as described above under “—Index Governance.” The effect of any such changes is described below under “Specific Terms of the Securities—Discontinuance or Modification of the Index or Termination of our License Agreement with the Index Sponsor.” The Index Sponsor or the calculation agent may also make determinations relating to market disruption and force majeure events as described below.

S&P 500 VEQTOR Switch Total Return Index

Market Disruption and Force Majeure Events relating to the Index, the S&P 500® Index, the Futures Index and the Sub-Indices. If the Index Sponsor determines, in its sole discretion, that an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, the Index Sponsor will calculate the value of the Futures Index and the Sub-Indices based on the most recent prior closing futures prices published by the CBOE and the roll of each Sub-Index for that day will be carried to the next CBOE business day, and the Index Sponsor will calculate the value of S&P 500® Index based on the most recent prior closing prices published on the relevant exchange. If an exchange fails to open due to unforeseen circumstances, the Index Sponsor may determine not to publish the Index for that day.

If an exchange introduces a holiday during the month of a Sub-Index calculation, that Sub-Index will not be published on that holiday and the roll for that day will be carried to the next CBOE business day.

Announcements

Announcements of the daily values of the Index, the S&P 500® Index, the Futures Index and each of the Sub-Indices are made after the market close each day.

Holiday Schedule

The Index is calculated daily when the S&P 500® Index and the Futures Index are calculated.

Delisting of futures contracts

If one or more futures contracts included in one of the Sub-Indices is no longer listed, S&P may choose to cease publication of the affected Sub-Index or the Futures Index at that time.

Disclaimer

The Index is a product of S&P Dow Jones Indices LLC (“S&P DJI”) and has been licensed for use by UBS. S&P® and S&P 500® are registered trademarks of S&P; S&P 500 VEQTOR Switch Total Return Index™ and S&P 500 VIX Futures Long/Short Switch Index™ are trademarks of S&P DJI and/or its affiliates; VIX® is a registered trademark of CBOE. These trademarks have been licensed for use by S&P DJI and sublicensed for certain purposes by UBS.

The Securities are not sponsored, endorsed, sold or promoted by S&P DJI, S&P, CBOE, or any of their respective affiliates or their third party licensors (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the Index to track general market performance. S&P Dow Jones Indices’ only relationship to UBS with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices. The Index is determined, composed and calculated by S&P Dow Jones Indices without regard to UBS or the Securities. S&P Dow Jones Indices has no obligation to take the needs of UBS or the owners of the Securities into consideration in determining, composing or calculating the Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Securities or the timing of the issuance or sale of the Securities, or in the determination or calculation of the equation by which the Securities may be converted into cash, surrendered, or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Securities. There is no assurance that investment products based on the Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a futures contract within the Index is not a

S&P 500 VEQTOR Switch Total Return Index

recommendation by S&P Dow Jones Indices to buy, sell, or hold such contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the Securities, but which may be similar to and competitive with the Securities. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Index. It is possible that this trading activity will affect the value of the Index and the Securities.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION WITH RESPECT THERETO, INCLUDING BUT NOT LIMITED TO, ORAL, WRITTEN, OR ELECTRONIC COMMUNICATIONS. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND UBS, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Valuation of the Index and the Securities

Intraday Index Values

On each Index Business Day, S&P, or a successor Index Calculation Agent, will calculate, and the NYSE will publish, the intraday indicative value of the Index every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “SPVQSTR”. The actual Index closing level may vary, and on a cumulative basis over the term of the Securities may vary significantly, from the intraday indicative value of the Index.

The NYSE is not affiliated with UBS and does not approve, endorse, review or recommend the Indices or the Securities. The information used in the calculation of the intraday indicative values of the Index will be derived from sources the NYSE deems reliable, but the NYSE and its affiliates do not guarantee the correctness or completeness of the intraday indicative value or other information furnished in connection with the Securities or the calculation of the Index. The NYSE makes no warranty, express or implied, as to results to be obtained by UBS, UBS’ customers, holders of the Securities, or any other person or entity from the use of the intraday indicative value of the Index or any data included therein. The NYSE makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the intraday indicative value of the Index or any data included therein. The NYSE, its employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of the NYSE, its employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the indicative value of the Index or the Securities, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. The NYSE shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the indicative value, from whatever cause. The NYSE is not responsible for the selection of or use of the Index or the Securities, the accuracy and adequacy of the Index or information used by UBS and the resultant output thereof.

The intraday indicative calculation of the level of the Index will be provided for reference purposes only. Published calculations of the level of the Index from the NYSE may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the Securities in the secondary market. The intraday indicative value of the Index published every 15 seconds will be based on the intraday levels of the Sub-Indices.

Intraday Security Values

An intraday “indicative value” for the Securities meant to approximate the expected trading value of the Securities in a liquid market will be calculated by the NYSE and published to Bloomberg (based in part on information provided by the NYSE) or a successor via the facilities on the Consolidated Tape Association under the symbol “VQTSIV”. In connection with your Securities, we use the term “indicative value” to refer to the value at a given time and date equal to the Current Principal Amount, calculated using the intraday indicative value of the Index as of such time in place of the Index Closing Level as of such date. The “Index Closing Level” is the closing level of the Index as reported on the NYSE and Bloomberg; provided, however, that if the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.

The intraday indicative value calculation will be used to determine whether the Securities will be accelerated, as discussed under “Specific Terms of the Securities — Acceleration Upon Minimum Indicative Value.” It is not intended as a price or quotation, or as an offer to solicitation for the purpose,

Valuation of the Index and the Securities

sale, or termination of your Securities, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The level of the Index provided by the NYSE will not necessarily reflect the depth and liquidity of the constituents of the Sub-Indices. For this reason and others, the actual trading price of the Securities may be different from their indicative value.

The calculation of the intraday indicative value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publishing of the intraday indicative value of the Securities by Bloomberg may occasionally be subject to delay or postponement. The actual trading price of the Securities may be different from their intraday indicative value. The intraday indicative value of the Securities published at least every 15 seconds during the NYSE Arca’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m., New York City time, will be based on the intraday indicative values of the Sub-Indices, and may not be equal to the payment at maturity, call, acceleration or upon early redemption.

These intraday indicative value calculations have been prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Specific Terms of the Securities

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series A” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a secondary market transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below.

Cash Settlement Amount at Maturity

The Securities do not guarantee any return of principal at, or prior to, maturity, call, acceleration or upon early redemption. Instead, on the Maturity Date, you will receive a cash payment per Security equal to the Current Principal Amount as of the Final Valuation Date.

Current Principal Amount: On the Initial Trade Date, the Current Principal Amount is equal to $25.00 per Security. For each subsequent calendar day, the Current Principal Amount will equal:

(Current Principal Amount on the previous calendar day × Daily Index Factor) - Fee Amount

Daily Index Factor: The Daily Index Factor on any Index Business Day will equal (i) the Index Closing Level on such Index Business Day divided by (ii) the Index Closing Level on the immediately preceding Index Business Day. The Daily Index Factor will equal one on any calendar day that is not an Index Business Day.

For purposes of calculating the Current Principal Amount at maturity, call, acceleration or upon early redemption, the Daily Index Factor will be determined as of the Final Valuation Date or corresponding Valuation Date, as the case may be. If the amount calculated above is less than zero, the payment at maturity will be zero.

Fee Amount: The Securities are subject to a “Fee Amount” per Security equal to 0.95% per annum. On the Initial Trade Date, the Fee Amount is equal to zero. On each subsequent calendar day, the Fee Amount equals the product of (i)0.95% divided by 365 times (ii) the Current Principal Amount on the previous calendar day.

The stated “Principal Amount” means $25 per Security.

An “Index Business Day” is a day on which (1) it is a Business Day and (2) trading is generally conducted on the CBOE.

Specific Terms of the Securities

A “Trading Day” is a day on which (1) it is a Business Day, (2) trading is generally conducted on NYSE Arca and (3) trading is generally conducted on the CBOE, in each case as determined by the Security Calculation Agent in its sole discretion.

The “Maturity Date” will be December 2, 2044, unless that day is not a Business Day, in which case the Maturity Date will be the next following Business Day. If the third Trading Day before December 2, 2044 does not qualify as the Final Valuation Date as determined in accordance with “— Valuation Dates” below, then the Maturity Date will be the third Trading Day following the Final Valuation Date. The Security Calculation Agent may postpone the Final Valuation Date — and therefore the Maturity Date — if a market disruption event or force majeure event occurs or is continuing on a day that would otherwise be the Final Valuation Date. We describe market disruption events under “— Market Disruption Event” below.

Valuation Dates

The applicable Valuation Date means (i) with respect to an early redemption, the third Index Business Day prior to the related Redemption Date, which day is also the first Index Business Day following the date that a Redemption Notice and Redemption Confirmation are delivered in compliance with the redemption procedures, (ii) with respect to UBS’s exercise of its “Call Right,” the third Trading Day prior to the Call Settlement Date, (iii) with respect to an acceleration upon minimum indicative value, the Acceleration Date, and (iv) with respect to the Maturity Date, the Final Valuation Date. The “Final Valuation Date” will be the Trading Day that falls on November 29, 2044.

If the Security Calculation Agent determines that a market disruption event or force majeure event occurs or is continuing on a Valuation Date, the applicable Valuation Date will be the first following Trading Day on which the Security Calculation Agent determines that a market disruption event or force majeure event does not occur and is not continuing. In no event, however, will the applicable Valuation Date for the Securities be postponed by more than three Trading Days.

If the Security Calculation Agent determines that a market disruption event or force majeure event occurs or is continuing on November 29, 2044, then the Final Valuation Date will be the first following Trading Day on which the Security Calculation Agent determines that a market disruption event or force majeure event does not occur and is not continuing. In no event, however, will the Final Valuation Date be postponed by more than three Trading Days.

Early Redemption at the Option of the Holders

Subject to a minimum redemption amount of at least 50,000 Securities, your compliance with the procedures described below and the potential postponements and adjustments as described under “— Market Disruption Event,” you may elect to require UBS to redeem your Securities, in whole or in part, on any Redemption Date prior to the Maturity Date. The first Redemption Date will be December 11, 2014 and the final Redemption Date will be November 25, 2044. You must comply with the redemption procedures described below in order to redeem your Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the Current Principal Amount as of the applicable Valuation Date, minus the Redemption Fee

Specific Terms of the Securities

Amount as of the applicable Valuation Date. We refer to this cash payment as the “Redemption Amount.” If the amount calculated above is less than zero, the payment upon early redemption will be zero.

As of any Valuation Date, the “Redemption Fee Amount” means an amount per Security equal to the product of (i) 0.125% and (ii) the Current Principal Amount as of such Valuation Date.

The applicable “Redemption Date” means the third Index Business Day following the corresponding Valuation Date (other than the Final Valuation Date) or, if such day is not an Index Business Day, the next following Business Day. The final Redemption Date will be November 25, 2044.

You may lose some or all of your investment upon early redemption, if the level of the Index, which measures the return from allocating between the S&P 500® Index (based on the realized volatility of the S&P 500® Index) and the Futures Index, declines or does not increase by an amount sufficient to offset the combined negative effect of the Fee Amount and the Redemption Fee Amount. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Redemption and Payment.”

The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➢

deliver a notice of redemption, which is attached to this prospectus supplement as Annex A, to UBS via email no later than 12:00 noon (New York City time) on the Index Business Day immediately preceding the applicable Valuation Date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption which is attached to this prospectus supplement as Annex B;

➢

deliver the signed confirmation of redemption to us via facsimile in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Valuation Date at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 12:00 noon (New York City time), or your confirmation of redemption after 5:00 p.m. (New York City time), on the Index Business Day prior to the applicable Valuation Date, your notice will not be effective, you will not be able to redeem your Securities on the applicable Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

Specific Terms of the Securities

UBS’s Call Right

On any Trading Day on or after December 3, 2015 through and including the Maturity Date, UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than ten calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises this right, you will receive a cash payment equal to the Current Principal Amount as of the Valuation Date. We refer to this cash payment as the “Call Settlement Amount.” See also “Description of the Debt Securities We May Offer — Redemption and Payment” in the attached prospectus.

You may lose some or all of your investment upon UBS’ exercise of its Call Right, if the level of the Index, which measures the return from allocating between the S&P 500® Index (based on the realized volatility of the S&P 500® Index) and the Futures Index, declines or does not increase by an amount sufficient to offset the negative effect of the Fee Amount.

Acceleration Upon Minimum Indicative Value

If, at any time, the indicative value on any Index Business Day (i) equals $5.00 or less or (ii) decreases in value at least 60% as compared to the closing indicative value on the previous Trading Day (each such date, an “Acceleration Date”), all issued and outstanding Securities will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value would later exceed $5.00 or increase from the -60% level on such Acceleration Date or any subsequent Index Business Day) for a cash payment equal to the Current Principal Amount on the Acceleration Date (the “Acceleration Amount”). The Acceleration Amount will be paid to Securities holders on the third Trading Day after the Acceleration Date (the “Acceleration Settlement Date”).

Security Calculation Agent

UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation Agent will determine, among other things, the Daily Index Factor, the Fee Amount, the Redemption Fee Amount and the Current Principal Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, that we will pay you upon redemption, if applicable, the Call Settlement Amount, if any, that we will pay you in the event that UBS calls the Securities, the Acceleration Amount, if any, that we will pay on the Acceleration Settlement Date, and whether any day is a Business Day, Index Business Day or Trading Day. The Security Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in the Index. All determinations made by the Security Calculation Agent will be at the sole discretion of the Security Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different Security Calculation Agent from time to time after the date of this prospectus supplement without your consent and without notifying you.

The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity, call, acceleration or upon early redemption on or prior to 12:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date, Call Settlement Date or Acceleration Settlement Date, as applicable.

All dollar amounts related to determination of the Current Principal Amount, the Fee Amount, the Redemption Amount and Redemption Fee Amount per Security, the Call Settlement Amount, if any, per Security, and the Acceleration Amount per Security will be rounded to the nearest ten-thousandth, with

Specific Terms of the Securities

five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Event

If the Index is not published on an Index Business Day, or if a market disruption event or a force majeure event (each as defined below) has occurred or is occurring, and such event affects the Index, any futures contract underlying any Sub-Index and/or the ability to hedge the Index, the Security Calculation Agent may (but is not required to) make determinations and/or adjustments to the Index or method of calculating the Index. The determination of the value of a Security on a Valuation Date, including the Final Valuation Date, may be postponed if the Security Calculation Agent determines that a market disruption event or force majeure event has occurred or is continuing on such Valuation Date. In that event, the applicable Valuation Date will be the next following Trading Day on which a market disruption event or force majeure event does not occur and is not continuing. In no event, however, will a Valuation Date be postponed by more than three Trading Days. If a Valuation Date is postponed until the third Trading Day following the scheduled Valuation Date but a market disruption event occurs or is continuing on such day, that day will nevertheless be the Valuation Date and the Security Calculation Agent will make a good faith estimate in its sole discretion of the value of the Index for such day. All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation Agent’s sole discretion. See “Risk Factors” in this prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the Security Calculation Agent.

The occurrence or existence of any of the following, as determined by the Security Calculation Agent in its sole discretion, will constitute a market disruption event:

➢	the Index Sponsor does not publish the level of the Index on any Index Business Day;

➢

a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of the S&P 500® Index on the relevant exchanges (as defined below) for such securities for more than two hours of trading (one hour on any day that is an “index roll date” for purposes of calculating the VIX Index or the relevant successor index) during, or during the one hour period preceding the close of, the principal trading session on such relevant exchange;

➢

a breakdown or failure in the price and trade reporting systems of any relevant exchange for the S&P 500® Index as a result of which the reported trading prices for equity securities then constituting 20% or more of the level of the S&P 500® Index are materially inaccurate (i) during the one hour preceding the close of the principal trading session on such relevant exchange or (ii) during any one hour period of trading on such relevant exchange on any day that is an “index roll date” for purpose of calculating the VIX Index or the relevant successor index;

➢

a suspension, absence or material limitation of trading on any relevant exchange for the VIX Index (or any relevant successor index) for more than two hours of trading (one hour on any day that is an “index roll date” for purposes of calculating the VIX Index or the relevant successor index) during, or during the one hour period preceding the close of, the principal trading session on such relevant exchange;

➢

a breakdown or failure in the price and trade reporting systems of any relevant exchange for the VIX Index (or the relevant successor index) as a result of which the reported trading prices for SPX Options or futures on the VIX Index (or futures on the relevant successor index) during the one hour period preceding, and including, the scheduled time at which the value of SPX Options is calculated for purposes of the VIX Index (or the relevant successor index) are materially inaccurate;

Specific Terms of the Securities

➢

a suspension, absence or material limitation of trading on any relevant exchange for the Futures Index (or any relevant successor index) for more than two hours of trading (one hour on any day that is an “index roll date” for purposes of calculating the VIX Index or the relevant successor index) during, or during the one hour period preceding the close of, the principal trading session on such relevant exchange;

➢

a breakdown or failure in the price and trade reporting systems of any relevant exchange for the Futures Index (or the relevant successor index) as a result of which the reported trading prices for the relevant futures contracts on the VIX Index (or futures on the relevant successor index) during the one hour period preceding, and including, the scheduled time at which the value of the futures contracts on the VIX Index is calculated for purposes of the Futures Index (or the relevant successor index) are materially inaccurate;

➢	a decision to permanently discontinue trading in SPX Options or futures on the VIX Index (or futures on the relevant successor index);

➢	on any Index Business Day, the occurrence or existence of a lack of, or a material decline in, the liquidity in the market for trading in any futures contract underlying a Sub-Index;

➢

any event or any condition (including without limitation any event or condition that occurs as a result of the enactment, promulgation, execution, ratification, interpretation or application of, or any change in or amendment to, any law, rule or regulation by an applicable governmental authority) that results in an illiquid market for trading in any futures contract underlying a Sub-Index; and

➢	the declaration or continuance of a general moratorium in respect of banking activities in any relevant city.

A force majeure event includes any event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that the Security Calculation Agent determines to be beyond its reasonable control and materially affect the Index, the S&P 500® Index, the Futures Index, any futures contract underlying any Sub-Index, or the calculation of the VIX Index.

For purposes of determining whether a market disruption event has occurred:

➢

a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of any relevant exchange for the S&P 500® Index, the VIX Index or the Futures Index (or the relevant successor index);

➢

limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the index sponsor) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

➢

a suspension of trading in an SPX Option or a futures contract on the VIX Index (or futures contract on the relevant successor index) by the relevant exchange for the VIX Index (or the relevant successor index) by reason of:

➢	a price change exceeding limits set by such relevant exchange,

➢	an imbalance of orders relating to such options, or

➢	a disparity in bid and ask quotes relating to such options will, in each such case, constitute a suspension, absence or material limitation of trading on such relevant exchange; and

Specific Terms of the Securities

➢	a “suspension, absence or material limitation of trading” on any relevant exchange will not include any time when such relevant exchange is itself closed for trading under ordinary circumstances.

“Relevant exchange” means, with respect to the S&P 500® Index, the primary exchange or market of trading for any equity security (or any combination thereof) then included in the S&P 500® Index or, with respect to the VIX Index or any relevant successor index, the primary exchange or market for SPX Options or futures on the VIX Index (or futures on the relevant successor index), or, with respect to the Futures Index or any relevant successor index, the primary exchange or market for the relevant futures contracts on the VIX Index (or futures on the relevant successor index).

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.”

For the purpose of determining whether the holders of our Medium-Term Notes, Series A, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term Notes, Series A, as constituting the outstanding principal amount of the Securities. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series A, holders of specified percentages in principal amount of all Medium-Term Notes, Series A, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series A, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series A, accelerating the maturity of the Medium-Term Notes, Series A after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars for the principal of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify

Specific Terms of the Securities

the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or

➢	every quotation of that kind obtained is objected to within five Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the Final Valuation Date, then the default amount will equal the Principal Amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

➢	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance or Modification of the Index or Termination of Our License Agreement with the Index Sponsor

If the Index Sponsor discontinues publication of the Index, or if our license agreement with the Index Sponsor terminates, and any other person or entity publishes an index that the Security Calculation Agent determines is comparable to the Index and the Security Calculation Agent approves such index as a successor index, then the Security Calculation Agent will determine the value of the Index on the applicable Valuation Date and the amount payable at maturity, call, acceleration or upon early redemption by reference to such successor index.

If our license agreement with the Index Sponsor terminates, or the Security Calculation Agent determines that the publication of the Index is discontinued and there is no successor index, or that a market disruption event or force majeure event has occurred and is continuing on the date on which the value of

Specific Terms of the Securities

the Index is required to be determined, the Security Calculation Agent will determine the amount payable by a computation methodology that the Security Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Security Calculation Agent determines that the Index or the method of calculating the Index has been changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, or is due to any other reason, then the Security Calculation Agent will be permitted (but not required) to make such adjustments to the Index or method of calculating the Index as it believes are appropriate to ensure that the value of the Index used to determine the amount payable at maturity, call, acceleration or upon early redemption is equitable.

All determinations and adjustments to be made by the calculation agent may be made in the calculation agent’s sole discretion. See “Risk Factors” in this prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the calculation agent.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity, call, acceleration or upon early redemption will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

As described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “— Cash Settlement Amount at Maturity,” “— UBS’s Call Right” and “— Early Redemption at the Option of the Holders” above.

Defeasance

Neither full defeasance nor covenant defeasance, as described in the accompanying prospectus under “Description of Debt Securities We May Offer — Defeasance and Covenant Defeasance,” will apply to the Securities.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the Securities. We intend to issue the Securities initially in an amount having the aggregate offering price specified on the cover of this prospectus supplement. However, we may issue additional Securities in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We May Offer — Amounts That We May Issue” in the accompanying prospectus.

Specific Terms of the Securities

These further issuances, if any, will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional issuances will increase the aggregate Principal Amount of the outstanding Securities of the class, plus the aggregate Principal Amount of any Securities bearing the same CUSIP number that are issued pursuant to any future issuances of Securities bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of that offering.

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases or sales of equity securities underlying the S&P 500® Index or listed or over-the-counter options, futures, swaps or other derivative financial instruments linked to the Index, the Sub-Indices, the VIX Index (including the VIX futures which are used to calculate the Sub-Indices), the S&P 500® Index (including the put and call options used to calculate the level of the VIX Index) and the equity securities underlying the S&P 500® Index prior to and/or on the Initial Trade Date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions in equity securities underlying the S&P 500® Index or other securities of issuers included in the S&P 500® Index,

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments linked to the Index, the Sub-Indices, the VIX Index, the S&P 500® Index or any equity securities underlying the S&P 500® Index,

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks, or

➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the Final Valuation Date. That step may involve sales or purchases of equity securities underlying the S&P 500® Index or listed or over-the-counter options, futures, swaps or other derivative financial instruments linked to the Index, the Sub-Indices, the VIX Index (including the VIX futures which are used to calculate the Indices), the S&P 500® Index (including the put and call options used to calculate the level of the VIX Index) and the equity securities underlying the S&P 500® Index, or other instruments based on indices designed to track the performance of the Index or the Sub-Indices.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time. See “Risk Factors” on page S-17 for a discussion of these adverse effects.

Material U.S. Federal Income Tax Consequences

The following is a general description of the material United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements, and to the extent inconsistent replaces, the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,

➢	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

➢	a bank,

➢	a life insurance company,

➢	a tax-exempt organization,

➢	a person subject to alternative minimum tax,

➢	a person that purchases or sells the Securities as part of a wash sale for tax purposes,

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX

Material U.S. Federal Income Tax Consequences

CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the Securities as a pre-paid derivative contract with respect to the Index and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you should generally recognize capital gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and your tax basis in the Securities. Such gain or loss should generally be long-term capital gain or loss if you held your Securities for more than one year. In general, your tax basis in your Securities will be equal to the price you paid for them. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Securities will generally begin on the date after the issue date (i.e., the settlement date) for your Securities and, if you hold your Securities until maturity, your holding period will generally include the maturity date.

Alternative Treatments. The Internal Revenue Service (“IRS”) released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the Securities should be required to accrue ordinary income on a current basis, whether additional gain or loss upon the sale or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts, and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Securities. The outcome of this process is uncertain. Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

In addition, it is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, redemption, termination or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your

Material U.S. Federal Income Tax Consequences

adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, redemption, termination or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

If the Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described under “U.S. Tax Considerations — Taxation of Debt Securities — Market Discount” and “U.S. Tax Considerations — Taxation of Debt Securities — Debt Securities Purchased at a Premium” in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the IRS could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS could possibly assert that, with respect to the amount of the Index that is referenced by your Securities, you should

(i)	be required to include in ordinary income an amount equal to the dividends that are included in the S&P 500® Index during the time and to the extent that the Index references the S&P 500® Index;

(ii)

be required to recognize gain or loss each time the Index rebalances its relative exposure to the S&P 500® Index and the Futures Index and/or each time a futures contract referenced by the Futures Index is rolled;

(iii)	be subject to the “mark-to-market” rules of Section 1256 of the Code with respect to the portion of your Securities that references the Futures Index (in which case (x) gain or loss recognized with respect to such portion would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Securities and (y) you would be required to mark such portion of your Securities to market at the end of your taxable year);

(iv)	be required to take into account as ordinary interest income the amount by which the Futures Index is increased as a result of referencing the Cash Daily Return; and/or

(v)	be required to treat amounts attributable to the Fee Amount and the Redemption Fee Amount as amounts of expense, in which case the deduction of any such expenses would generally be subject to the 2% floor on miscellaneous itemized deductions (and would thus correspondingly increase the amount of gain or decrease the amount of loss that you recognize with respect to your Securities).

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you will be subject to a 3.8% tax on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income will generally include your net gains from the disposition of Securities, unless such net gains are derived in the ordinary course of the conduct of a trade

Material U.S. Federal Income Tax Consequences

or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your net investment income in respect of your investment in the Securities.

Information with Respect to Foreign Financial Assets. Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold), may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions as well as any of the following (which may include your Securities), but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the Securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of the Securities.

Backup Withholding and Information Reporting. Notwithstanding that we do not intend to treat the Securities as debt for tax purposes, we intend to apply the information reporting and backup withholding rules that are described under “U.S. Tax Considerations — Taxation of Debt Securities — Backup Withholding and Information Reporting” in the accompanying prospectus to any payments made on your Securities.

Non-United States Holders. The following section addresses the tax treatment of a non-United States holder of Securities. You are a “non-United States holder” if you are a beneficial owner of a Security and you are, for United States federal income tax purposes: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Security.

If your Securities are treated as a pre-paid derivative contract with respect to the Index, and subject to the discussion of backup withholding below, amounts you receive upon the sale, exchange, redemption or maturity of your Securities should not currently be subject to withholding tax.

As noted above, because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the IRS could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. Under one such alternative characterization, you could be treated as if you owned the components of the S&P 500® Index. If your Securities were to be so treated, you could be treated as receiving any dividends paid on the components of the S&P 500® Index during the time you hold your Securities to the extent such dividends are included in determining the return on your Securities. In such case, you would subject to tax at a rate of 30% (or lower treaty rate) with respect to such dividends which would be collected via withholding unless such dividends were effectively connected with your trade or business in the United States (or, if certain tax treaties apply, were to be attributable to your permanent establishment in the United States).

Material U.S. Federal Income Tax Consequences

In addition, the Treasury Department has issued proposed regulations under Section 871(m) of the Code which would, if finalized in their current form, impose U.S. federal withholding tax on “dividend equivalent” payments made on certain financial instruments linked to U.S. corporations (which the proposed regulations refer to as “specified ELIs”) that are owned by a non-United States holder. According to a notice issued by the IRS on March 4, 2014, the IRS intends to issue regulations providing that the term “specified ELI” will exclude any instrument issued prior to 90 days after the date when the proposed regulations under Section 871(m) are finalized (the “grandfather date”). Accordingly, subject to the discussion in the paragraph below, we anticipate that non-United States holder of the Securities generally will not be subject to tax under Section 871(m) of the Code.

It is possible that your Securities could be deemed to be wholly or partially reissued for tax purposes each time the Index rebalances. As discussed above, “dividend equivalent” payments made on “specified ELIs” that are issued after the “grandfather date” referenced above may be subject to U.S. federal withholding tax under Section 871(m) of the Code. In addition, the Securities may be treated as “specified ELIs” for this purpose. It is therefore possible that a holder that acquires Securities before the “grandfather date” (such as an initial purchaser of the Securities) could nevertheless be subject to the Section 871(m) withholding tax in the future if the Index is rebalanced after the “grandfather date” and the Securities are deemed to be wholly or partially reissued for U.S. federal income tax purposes upon such rebalancing. Similarly, the Foreign Account Tax Compliance Act (“FATCA”) could impose a 30% withholding tax on certain payments made to holders and non-U.S. financial institutions receiving payments on behalf of holders that, in each case, fail to comply with information reporting, certification and related requirements. While the Securities should initially be “grandfathered” from FATCA withholding, new Securities that a holder is deemed to receive after a deemed reissuance may not have “grandfathered” status and could therefore be subject to FATCA withholding. We will not pay any additional amounts if we determine to impose Section 871(m) withholding or FATCA withholding with respect to your Securities.

You may be subject to otherwise applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status.

Prospective non-United States holders are urged to consult their tax advisors with respect to the tax consequences to them of an investment in the Securities, including any possible alternative characterizations and treatments.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding or conversion of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering

Benefit Plan Investor Considerations

purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Supplemental Plan of Distribution

On the Initial Trade Date, we sold $25,000,000 aggregate Principal Amount of Securities to UBS Securities LLC at 100% of their stated Principal Amount. After the Initial Trade Date, from time to time we may register additional Securities and sell them at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price at which the Securities are sold to the public, less any commissions paid to UBS Securities LLC. UBS Securities LLC may charge normal commissions in connection with any purchase or sale of the Securities and may receive a portion of the Annual Tracking Fee. Additional Securities may be offered and sold from time to time through UBS Securities LLC, as agent, to investors and to dealers acting as principals for resale to investors. We are not, however, obliged to, and may not, sell the full aggregate Principal Amount of the Securities. We may suspend or cease sales of the Securities at any time, at our discretion. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Broker-dealers may make a market in the Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this prospectus supplement and the accompanying prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell a Security covered by this prospectus that they acquire from other holders after the original offering and sale of the Securities, or they may sell a Security covered by this prospectus in short sale transactions.

As described in more detail under “Use of Proceeds and Hedging” on page S-70, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the U.S. Securities Act of 1933. Among other activities, broker-dealers and other persons may make short sales of the Securities and may cover such short positions by borrowing Securities from UBS or its affiliates or by purchasing Securities from UBS or its affiliates subject to its obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the U.S. Securities Act of 1933. This prospectus will be deemed to cover any short sales of Securities by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

UBS reserves the right to pay a portion of the Fee Amount to UBS Securities LLC or UBS Financial Services Inc. and certain broker-dealers in consideration for services relating to the Securities including, but not limited to, promotion and distribution.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

ANNEX A

NOTICE OF EARLY REDEMPTION

To: e-tracsredemptions@ubs.com

Subject: E-TRACS Notice of Early Redemption, CUSIP No. 90274D 705

[BODY OF EMAIL]

Name of broker: [            ]

Name of beneficial holder: [            ]

Number of Securities to be redeemed: [            ]

Applicable Redemption Valuation Date: [            ], 20[    ]*

Broker Contact Name: [            ]

Broker Telephone #: [            ]

Broker DTC # (and any relevant sub-account): [            ]

The undersigned acknowledges that in addition to any other requirements specified in the prospectus supplement relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of redemption is delivered to UBS Securities LLC by 12:00 noon (New York City time) on the Index Business Day prior to the applicable Valuation Date; (ii) the confirmation, as completed and signed by the undersigned is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Valuation Date, facing UBS Securities LLC DTC 642 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we redeem your Securities” in the prospectus supplement relating to the Securities and the undersigned understands that it will be exposed to market risk on the Valuation Date.

*	Subject to adjustment as described in the prospectus supplement relating to the Securities.

A-1

ANNEX B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Calculation Agent

Fax: (203) 719-0943

To Whom It May Concern:

The holder of UBS AG $[            ] Medium-Term Notes, Series A, Exchange Traded Access Securities due December 2, 2044, CUSIP No. 90274D 705, redeemable for a cash amount based on the performance of the S&P 500 VEQTOR Switch Total Return Index (the “Securities”) hereby irrevocably elects to exercise, on the Redemption Date of [holder to specify]*, with respect to the number of Securities indicated below, as of the date hereof, the redemption right as described in the prospectus supplement relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Valuation Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Valuation Date, facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

*	Subject to adjustment as described in the prospectus supplement relating to the Securities.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

Number of Securities surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

Fax:

E-mail:

(At least 50,000 Securities must be redeemed at one time to exercise the right to early redemption on any redemption date.)

B-1

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus Supplement

Prospectus Supplement Summary	S-1
Hypothetical Examples	S-11
Risk Factors	S-17
S&P 500 VEQTOR Switch Total Return Index	S-34
Valuation of the Index and the Securities	S-58
Specific Terms of the Securities	S-60
Use of Proceeds and Hedging	S-70
Material U.S. Federal Income Tax Consequences	S-71
Benefit Plan Investor Considerations	S-76
Supplemental Plan of Distribution	S-78
Conflicts of Interest	S-78
Notice of Early Redemption	A-1
Broker’s Confirmation of Redemption	B-1

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	7
Swiss Regulatory Powers	10
Use of Proceeds	11
Description of Debt Securities We May Offer	12
Description of Warrants We May Offer	32
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	55
U.S. Tax Considerations	58
Tax Considerations Under the Laws of Switzerland	69
Benefit Plan Investor Considerations	71
Plan of Distribution	73
Conflicts of Interest .	75
Validity of the Securities	76
Experts	76

UBS AG Exchange Traded Access Securities (E-TRACS) S&P 500 VEQTOR Switch ETN due December 2, 2044

UBS AG $100,000,000 E-TRACS

Prospectus Supplement dated December 2, 2014

(To Prospectus dated November 14, 2014)

UBS Investment Bank